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                                                                   EXHIBIT (10)y







                    THE KETEMA SAVINGS AND INVESTMENT PLAN
                                  AS RESTATED

                                 JULY 1, 1993

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                               TABLE OF CONTENTS
                               -----------------

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I       DEFINITIONS AND CONSTRUCTION..................................    1

        1.1    Definitions............................................    1
        1.2    Word Usage.............................................   10
        1.3    Calculation of Time....................................   11
        1.4    Construction...........................................   11
        1.5    Headings...............................................   11

II      PARTICIPATION.................................................   11

        2.1    Eligibility............................................   11
        2.2    Employees Not Eligible.................................   11
        2.3    Participant Information................................   11
        2.4    Employee Acceptance....................................   11
        2.5    Leased Employees.......................................   12

III     SERVICE.......................................................   13

        3.1    Year of Service........................................   13
        3.2    Hours of Service.......................................   13
        3.3    Severance From Service Date............................   13
        3.4    Absence of Less Than 12 Months.........................   14
        3.5    Severance from Service.................................   14
               (a)  One Year Period of Severance......................   14
               (b)  One Year Period of Severance--Participation.......   14
               (c)  Participation After a One Year Period of Severance   14
        3.6    Service with Ametek....................................   15

IV      CONTRIBUTIONS.................................................   15

        4.1    Deferral Election......................................   15
               (a)  Election..........................................   15
               (b)  Amount of Deferral................................   15
               (c)  Committee's Approval..............................   15
        4.2    Employer Contributions.................................   16
               (a)  Deferral Amounts..................................   16
               (b)  Employer Contributions............................   17
               (c)  Limitation on Contributions.......................   17
        4.3    Distribution of Excess Salary Reduction Deferrals......   17
        4.4    Percentage Limitation on Deferral Amounts..............   18
        4.5    Distribution of Excess Contributions...................   20
        4.6    Percentage Limitation on Matching Contributions under
               Code (S) 401(m)........................................   21
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        4.7    Distribution of Excess Aggregate Contributions.........   24
        4.8    Deferral Election--Discontinuance, Variation and
               Resumption.............................................   25
        4.9    Rollovers and Transfers................................   25
               (a)  Rollover Contribution--General....................   25
               (b)  Rollover Contribution--Defined....................   26

V       INDIVIDUAL ACCOUNTS...........................................   26

        5.1    Participant Accounts...................................   26
        5.2    Valuation of Accounts..................................   26
        5.3    Allocation of Employer Contributions--General..........   27
        5.4    Method of Allocating and Crediting Employer
               Contributions..........................................   27
        5.5    Employer Contributions Considered Made on Last Day of
               Plan Year..............................................   28
        5.6    Participants to Whom Matching Contributions Will Be
               Allocated..............................................   28
        5.7    Valuation..............................................   28
        5.8    Limitation on Annual Additions.........................   28
               (a)  General...........................................   28
               (b)  Coordination with Defined Benefit Plan............   28
               (c)  Defined Benefit Plan Fraction--Defined............   29
               (d)  Defined Contribution Plan Fraction--Defined.......   29
               (e)  Annual Additions--Defined.........................   30
               (f)  Compensation--Defined.............................   30
               (g)  Other Plans.......................................   31
               (h)  Related Employer--Defined.........................   31
        5.9    Allocations Do Not Create Rights.......................   31

VI      PAYMENT OF BENEFITS...........................................   31

        6.1    Vesting and Payment Upon Retirement, Death, Disability
               or Termination of Employment...........................   31
               (a)  Retirement, Death or Disability...................   31
               (b)  Vesting Upon Termination of Employment............   31
               (c)  Restoration of Benefits...........................   32
        6.2    Attainment of Age 59-1/2...............................   32
        6.3    Beneficiary Designation................................   33
        6.4    Form of Payment........................................   34
               (a)  Retired or Disabled Participants..................   34
               (b)  Death Benefits....................................   35
               (c)  Other Benefits....................................   35
               (d)  Amount and Form of Payment........................   35
        6.5    Direct Rollovers.......................................   35
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               (a)  General...........................................   35
               (b)  Definitions.......................................   36
        6.6    Limitations on Commencement or Duration of Benefit
               Payments...............................................   37
               (a)  Commencement of Benefits..........................   37
               (b)  Maximum Duration of Death Benefits................   37
               (c)  Life Expectancies.................................   38
               (d)  Additional Limitations............................   38
        6.7    Cash-Out of Benefits...................................   38
        6.8    Qualified Domestic Relations Orders....................   39

VII     LOANS TO PARTICIPANTS AND WITHDRAWALS.........................   39

        7.1    Loans..................................................   39
               (a)  General...........................................   39
               (b)  Allocation of Loans...............................   41
               (c)  Aggregation of Loans..............................   42
               (d)  Number of Outstanding Loans.......................   42
               (e)  Maximum Term of Loans.............................   42
               (f)  Allocation of Payments............................   42
               (g)  Ametek Plan Loans.................................   42
        7.2    Hardship Distribution..................................   42
               (a)  General...........................................   42
               (b)  Immediate and Heavy Financial Need................   43
               (c)  Distribution Deemed Necessary.....................   43
               (d)  Suspension and Limitation of Deferral Elections...   44

VIII    COMMITTEE AND PLAN ADMINISTRATOR..............................   44

        8.1    Committee-Authority....................................   44
        8.2    Appointment............................................   44
        8.3    Death, Resignation or Removal of Committee Member......   45
        8.4    Written Notice of Appointment, Resignation or Removal..   45
        8.5    Action by Committee....................................   45
        8.6    Employment of Agents...................................   45
        8.7    No Committee Member Compensation.......................   45
        8.8    Committee Powers.......................................   45
        8.9    Claims for Benefits....................................   46
        8.10   Appeal Procedure for Denial of Benefits................   46
        8.11   Liability for Contributions............................   48
        8.12   Plan Administrator.....................................   48
        8.13   Compensation of Plan Administrator.....................   48
        8.14   Allocation of Duties...................................   48
        8.15   Dispute as to Duties...................................   49
        8.16   Participation of Committee Members and Plan
               Administrator..........................................   49
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        8.17   Books and Records......................................   49
        8.18   Fiduciary Standard.....................................   49
        8.19   Indemnification........................................   49

IX      INVESTMENT OF PLAN ASSETS.....................................   50

        9.1    Contributions Held in Trust............................   50
        9.2    Investment of Contributions............................   50
               (a)  Fixed Income Fund.................................   50
               (b)  Balanced Fund.....................................   51
               (c)  Equity Fund.......................................   51
               (d)  Ketema Common Stock Fund..........................   51
        9.3    Appointment of Investment Manager......................   52

X       AMENDMENT, TERMINATION OR TRANSFER OF ASSETS..................   52

        10.1   Amendment or Termination...............................   52
        10.2   Termination of Plan....................................   53
        10.3   Distribution of Assets.................................   53
        10.4   Affiliates.............................................   54
               (a)  Adoption by Affiliates............................   54
               (b)  Withdrawal by Affiliate...........................   54
        10.5   Amendment to Vesting Schedule..........................   54
        10.6   Merger of Plan.........................................   55

XI      TOP HEAVY PLANS...............................................   55

        11.1   Definitions............................................   55
        11.2   Minimum Contributions..................................   58
        11.3   Coordination with Defined Benefit Plan.................   58
        11.4   Maximum Benefits.......................................   59

XII     MISCELLANEOUS.................................................   60

        12.1   No Rights Implied......................................   60
        12.2   Assignment and Alienation..............................   60
        12.3   Exclusive Benefit Rule.................................   60
               (a)  No Diversion of Trust Assets......................   60
               (b)  Exceptions........................................   60
        12.4   Exclusive Benefit......................................   61
        12.5   No Employment Contract.................................   61
        12.6   Section 16(b) Compliance...............................   61
        12.7   Fiduciaries............................................   61
        12.8   Incapacity.............................................   61
        12.9   Governing Law..........................................   61
        12.10  Initial Qualification..................................   62
        12.11  Effective Date of Restatement..........................   62
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                                      -iv-
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                     THE KETEMA SAVINGS AND INVESTMENT PLAN
                                  AS RESTATED


          Restatement of THE KETEMA SAVINGS AND INVESTMENT PLAN (the "Plan"), by KETEMA, INC., a Delaware corporation ("Ketema") effective July 1, 1993.


                              W I T N E S S E T H

          WHEREAS, effective as of the close of business on November 30, 1988, Ketema established and adopted, for the benefit of certain eligible employees of Ketema and its subsidiaries, the Plan;

          WHEREAS, Ketema reserved the right to amend such Plan in Section 10.1;

          NOW, THEREFORE, Ketema amends and restates the Plan in its entirety as follows:


                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

          1.1 Definitions. The following words and phrases shall have the meanings set forth below, unless the context clearly indicates otherwise:

            (a) "Accounts" shall mean the Deferral Election Account, the Employer Contribution Account and the Rollover Contribution Account, or as many as are applicable, maintained on behalf of a Participant in accordance with this Plan.

            (b) "Actual Deferral Percentage" or "ADP" shall mean, for a specified group of Eligible Participants for a Plan Year, the average of the ratios (calculated separately for each Eligible Participant in such group) of
(a) the amount of Employer contributions actually paid on behalf of such Participant pursuant to such Participant's Deferral Election for the Plan Year to (b) the Participant's ADP Compensation for the portion of the Plan Year during which the Participant was an Eligible Participant. Employer contributions on behalf of any Participant will include Deferral Amounts, including Excess Deferrals, but excluding Deferral Amounts that are taken into account in the ACP test (provided the ADP test is satisfied both with and without exclusion of these Deferral Amounts). For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make a Deferral Election will be treated as a Participant on whose behalf no Employer contributions under
Section 4.2(a) are made.

          (c) "ADP Compensation" shall have such meaning as the Committee may determine from time to time, provided that such meaning shall at all times comply with Code (S) 414(s) and the regulations thereunder.

          (d) "Adjustment Factor" shall mean the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for Plan Years beginning after December 31, 1987 as applied to such items and in such manner as the Secretary shall provide.

          (e) "Affiliate" shall mean any corporation that is, along with the Company, a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) or any other trade or business (whether or not incorporated) which is under common control with the Company (as defined in
Section 414(c) of the Code) or any member of an "affiliated service group" (as such term is defined under Section 414(m) of the Code or in regulations under
Section 414(o) of the Code) of which the Company is also a member.

          (f) "Aggregate Limit" shall mean the sum of (a) 125% of the greater of the ADP of the Non-Highly Compensated Employees for the Plan Year or the ACP of the Non-Highly Compensated Employees for the Plan Year and (b) the lesser of 200% or two plus the lesser of such ADP or ACP.

          (g) "Ametek" shall mean AMETEK, Inc., a Delaware corporation, and any subsidiary or affiliate thereof as of the Effective Date.

          (h)  "Ametek Plan" shall mean The AMETEK Savings and Investment Plan.

          (i) "Annual Valuation Date" shall mean the 31st day of December in each year.

          (j) "Average Contribution Percentage" or "ACP" shall mean the average of the ratios (calculated separately for each Eligible Participant in the group) of the Contribution Percentages of the Eligible Participants in a group.

          (k)  "Balanced Fund" shall have the meaning set forth in Section
9.2(b).

          (l) "Beneficiary" shall mean the person or persons designated by a Participant or Former Participant, in accordance with Section 6.3, as the person or persons entitled to

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receive upon the death of such Participant or Former Participant any benefit under the provisions of this Plan.

           (m) "Board of Directors" shall mean the Board of Directors of the Company.

           (n) "Code" shall mean the Internal Revenue Code of 1986, as it may from time to time be amended.

           (o) "Committee" shall mean the Administrative Committee appointed and serving pursuant to Article VIII.

           (p)  "Company" shall mean Ketema, Inc., a Delaware corporation.

           (q) "Compensation" shall mean an Employee's wages, salary, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). The term "Compensation" does not include such items as: (i) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of Code (S) 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed; (ii) Employer contributions made on behalf of an Employee to a simplified employee pension described in Code (S) 408(k); (iii) any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Employee when distributed; (iv) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
      (v) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (vi) other amounts which receive special tax benefits; and (vii) reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits. An Employee's "Compensation" shall include elective contributions that are made by the Employer on behalf of the Employee but are not includable in gross income under Code (S)(S) 125, 402(a)(8) and 402(h). Notwithstanding the preceding, "Compensation" shall not include any amounts in excess of $200,000, as adjusted by the Adjustment Factor.

          In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with section 401(a)(17(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

          If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

           (r) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's ADP

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Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

           (s) "Contribution Percentage Amounts" shall mean the Matching Contributions under the Plan on behalf of an Eligible Participant for the Plan Year. Such Contribution Percentage Amounts will include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account as of the year in which such forfeiture is allocated. The Employer may use Employer contributions under Section 4.2(a) in the Contribution Percentage Amounts as long as the ADP test is met before such contributions are used in the ACP test and continues to be met following the exclusion of such contributions that are used to meet the ACP test.

           (t) "Deferral Amount" shall mean the amount by which a Participant has reduced his Compensation pursuant to a Deferral Election.

           (u) "Deferral Election" shall mean an election which a Participant has made to contribute to the Plan pursuant to Section 4.1.

           (v) "Deferral Election Account" shall mean a separate Account maintained for each Participant who has elected to make a Deferral Election, consisting of the Deferral Amount contributed pursuant to the Participant's Deferral Election (and amounts, if any, that were salary deferrals which were transferred directly from the Ametek Plan to this Plan) plus any earnings and realized and unrealized gains and losses of the Trust allocable to such Account, but less any amounts previously distributed to the Participant, Former Participant or Beneficiary for whom the Account is maintained.

           (w) "Disabled" or "Disability." A Participant shall be considered to be "Disabled" and to have a "Disability" if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

           (x) "Early Retirement" means a Participant's retirement after attainment of age 55 and completion of 10 Years of Service.

           (y) "Effective Date" shall mean the close of business on November 30, 1988.

           (z) "Eligible Participant" shall mean any Employee who is eligible to make a Deferral Election. Any

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Employee who would be a Participant in the Plan but who makes no such Deferral
Election will be treated as an Eligible Participant for whom no Employer Contributions are made.

          (aa) "Employee" shall mean any person on the payroll of the Employer whose wages from the Employer are subject to withholding for Federal income tax purposes.

          (bb) "Employer" shall mean the Company and any Affiliate of the Company which adopts this Plan pursuant to Section 10.4 hereof.

          (cc) "Employer Contribution Account" shall mean a separate Account maintained for each Participant, consisting of the Participant's share of Employer contributions (and amounts, if any, that were employer matching or discretionary contributions which were transferred directly from the Ametek Plan to this Plan) plus any earnings and any realized or unrealized gains and losses of the Trust allocable to such Account, but less any amounts previously distributed to the Participant, Former Participant or Beneficiary for whom the Account is maintained.

          (dd) "Employment Commencement Date" shall mean the date on which the Employee first performs an Hour of Service as an Employee, except as otherwise provided in Section 3.5 with respect to a One Year Period of Severance.

          (ee)  "Entry Date" shall mean the first day of each Plan Quarter.

          (ff)  "Equity Fund" shall have the meaning set forth in Section
9.2(c).

          (gg) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          (hh) "Excess Aggregate Contributions" shall mean with respect to any Plan year, the excess of:

                 (i) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                (ii) The maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage test (determined by reducing

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                       contributions made on behalf of Highly Compensated
                       Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination will be made after first determining Excess Deferrals and then determining Excess Contributions.

          (ii) "Excess Contributions" shall mean with respect to any Plan Year, the excess of:

                  (i) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

                 (ii) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

          (jj) "Excess Deferrals" shall mean those Deferral Amounts that are includable in a Participant's gross income under Code (S) 402(g) to the extent such Participant's Deferral Amount for a taxable year exceeds the dollar limitation under such Code (S) 402(g). Excess Deferrals will be treated as Annual Additions under the Plan unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

          (kk)  "Five Percent Owner" shall mean:

                (iii) if the Company or an Affiliate is a corporation, any person who owns, or is considered as owning, within the meaning of Section 318 of the Code, as modified by
                       Section 416 thereof, more than 5% of the outstanding stock of the Company or an Affiliate or more than 5% of the total combined voting power of all of the stock of the Company or an Affiliate; or

                 (iv) if an Affiliate is not a corporation, any person who owns, or is considered as owning, within the meaning of
                       Section 416 of the Code,
                       more than 5% of the capital or profits interest in the Affiliate.

          (ll)  "Fixed Income Fund" shall have the meaning set forth in
Section 9.2(a).

          (mm) "Highly Compensated Employee" shall mean an Employee or former Employee of the Company or an Affiliate who, during the Plan Year or the preceding Plan Year:

                  (i)  was at any time a Five Percent Owner;

                 (ii) received compensation during such Plan Year in excess of $75,000, multiplied by the Adjustment Factor;

                (iii) received compensation during such Plan Year in excess of $50,000, multiplied by the Adjustment Factor, and his compensation exceeded the compensation received by at least 80% of the remaining Employees of the Company or an Affiliate during such Plan Year; or

                 (iv) was an Officer and his compensation during such Plan Year either exceeded the compensation of all other Officers of the Company and its Affiliates or exceeded 150% of the dollar limitations set forth in Sections 5.8(a)(i).

For purposes of this Subsection (mm), if an Employee is a Five Percent Owner or one of the ten Employees of the Company and its Affiliates with the highest compensation, and the Employee's spouse, his lineal ascendants or descendants or any spouse of his lineal ascendants or descendants is an Employee of the Company or an Affiliate, then such spouse or ascendant or descendant shall not be treated as an Employee of the Company or the Affiliate, and any compensation paid to such person shall be treated as if paid to the Employee. In determining which Employee is a Highly Compensated Employee for purposes of this Subsection
(mm), any Employee who is a Highly Compensated Employee during the current Plan Year pursuant to clauses (ii), (iii) or (iv) above, but was not a Highly Compensated Employee during the immediately preceding Plan Year (without regard to this sentence) shall not be treated as a Highly Compensated Employee unless he is one of the 100 employees of the Company and its Affiliates with the highest compensation for the current Plan Year. Notwithstanding the preceding, an Employee shall not be taken into account for purposes of this Subsection (mm) if he has completed a Period of Service of less than six months; is normally credited with less than 17-1/2 Hours of Service per week; normally works less than six months during the year; has not attained age 21; or is not eligible to participate in the Plan pursuant to Section 2.3 or would not be eligible to participate in the Plan pursuant to Section 2.3 if he was employed by an Employer. A former Employee of the Company or an Affiliate who was a Highly Compensated Employee when he separated from service or at any time after he attained age 55 shall continue to be treated as a Highly Compensated Employee for purposes of the Plan. For purposes of this Subsection
(mm), the term "compensation" shall mean an Employee's ADP Compensation.

          (nn)  "Hour of Service" shall have the meaning set forth in
Section 3.2.

          (oo) "Investment Funds" shall mean the investment vehicles designated by the Committee from time to time as being available to Participants for investment of their Accounts. Such investment vehicles may include an Equity Fund, a Fixed Income Fund, a Balanced Fund and a Ketema Common Stock Fund.

          (pp) "Ketema Common Stock Fund" shall have the meaning set forth in Section 9.2(d).

          (qq)  "Limitation Year" shall mean the Plan year.

          (rr) "Matching Contribution" shall mean an Employer contribution made under Section 4.2(b).

          (ss) "Monthly Valuation Date" shall mean the last day of each calendar month.

          (tt) "Non-Highly Compensated Employee" shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor an individual described in Code (S) 414(q)(6)(B).

          (uu) "Normal Retirement Date" shall mean the later of (i) a Participant's or Former Participant's 65th birthday or (ii) the fifth anniversary of such Participant's participation in the Plan.

          (vv) "Officer" shall mean an individual who is an executive in the regular and continued service of the Company or an Affiliate. Notwithstanding the preceding, the number of Officers shall not exceed:

                (A) three, if the number of Employees of the Company and the Affiliates does not exceed 30;

                (B) 10% of the number of Employees of the Company and the Affiliates, if the number of Employees is more than 30 but less than 500; and

                (C) 50, if the number of Employees of the Company and the Affiliates is 500 or more.

If the number of Officers exceeds the limits set forth in this Subsection (vv), then the Officers having the highest annual compensation (as defined in Subsection (mm)) among all Officers during the applicable period shall be considered Officers for purposes of this Plan. For purposes of this Subsection
(vv), the "applicable period" shall mean, with respect to Subsection (mm), the Plan Year and the immediately preceding Plan Year and with respect to Article XI, the five year period ending with the Determination Date (as such term is defined in Section 11.1(a) hereof).

          (ww) "One Year Period of Severance" shall have the meaning set forth in Section 3.5.

          (xx) "Participant" shall mean an Employee who has met the requirements for participation in, and has signified his acceptance of, this Plan, pursuant to the provisions of Article II; "Former Participant" shall mean a person who has ceased to be a Participant but who is entitled to immediate or deferred benefits under this Plan.

          (yy) "Period of Service" shall mean a period of service performed for an Employer by an Employee commencing on the Employee's Employment Commencement Date and ending on his Severance From Service Date.

          (zz) "Period of Severance" shall mean the period commencing on an Employee's Severance From Service Date and ending on the date he again performs an Hour of Service for the Employer as an Employee.

          (aaa) "Plan" shall mean The Ketema Savings and Investment Plan, as embodied herein and as amended from time to time.

          (bbb) "Plan Administrator" shall mean the person, group of persons, firm or corporation serving as plan administrator pursuant to Section 8.12.

          (ccc) "Plan Quarter" shall mean each three month period ending on March 31st, June 30th, September 30th or December 31st, as the case may be.

          (ddd) "Plan Year" shall mean the 12 month period commencing January 1st and ending the following December 31st.

          (eee) "Qualified Domestic Relations Order" shall mean a domestic relations order which the Plan Administrator has determined meets the requirements of Section 414(p) of the Code.

          (fff) "Rollover Contribution" shall mean a contribution which meets the requirements of Section 4.9(b).

          (ggg) "Rollover Contribution Account" shall mean a separate
Account maintained for each Participant who has elected to make a Rollover Contribution pursuant to Section 4.9, consisting of the Rollover Contribution plus any earnings and realized and unrealized gains and losses of the Trust allocable to such Account, but less any amounts previously distributed to the Participant, Former Participant or Beneficiary for whom the Account is maintained.

          (hhh) "Severance From Service Date" shall have the meaning set forth in Section 3.3.

          (iii) "Trust" shall mean The Ketema Savings and Investment Trust, as amended from time to time.

          (jjj) "Trust Fund" shall mean the assets held by the Trustee for the benefit of the Participants, Former Participants and their Beneficiaries, but not including any Plan assets theretofore set aside for distribution of benefits to or with regard to Participants, Former Participants or Beneficiaries.

          (kkk) "Trustee" shall mean the trustee or trustees appointed by the Company to hold the assets of the Plan, as provided by Section 9.1 and the Trust, and such successor trustee or trustees as the Company, from time to time, may designate.

          (lll) "Year of Service" shall have the meaning set forth in Section
3.1.

    1.2 Word Usage. Except when otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the definition of any term herein in the singular shall also include the plural, and vice versa. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. All references to Sections and Articles shall mean and refer to Sections and Articles contained in this Plan, unless otherwise indicated.

     1.3 Calculation of Time. In determining time periods within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered and any act, the performance of which would fall on a Saturday, Sunday, holiday or other non-business day, may be performed on the next following business day.

     1.4 Construction. It is the intention of the Employer that the Plan be qualified under the provisions of Sections 401(a), 401(k) and 501(a) of the Code and under ERISA, and all provisions of this Plan shall be construed and interpreted in light of that intention.

     1.5 Headings. The titles and headings of Articles and Sections are intended for convenience of reference only and are not to be considered in construction of the provisions hereof.


                                  ARTICLE II

                                 PARTICIPATION

     2.1 Eligibility. An Employee shall become a Participant in the Plan as of the Entry Date which is on or after the date on which he attains age 21 and follows his date of hire by at least 30 days, provided he signifies his acceptance of the Plan in accordance with Section 2.4 and he continues to be an Employee as of such Entry Date. A person shall cease to be a Participant upon his death, Disability or retirement or if he incurs a One Year Period of Severance.

     2.2 Employees Not Eligible. Notwithstanding Section 2.1, an Employee shall not be eligible to participate in this Plan if he is included in a unit of Employees which the National Labor Relations Board finds to be a collective bargaining unit, unless the collective bargaining agreement provides for the inclusion of such unit of Employees in the Plan. If an Employee is included in a collective bargaining unit, and the collective bargaining agreement provides for the inclusion of such Employee in the Plan, the Employee will be eligible to participate in the Plan, pursuant to Section 2.1, on the later of the date specified in the collective bargaining agreement or the first Entry Date which is on or after the date he completes the eligibility requirements set forth in
Section 2.1.

     2.3 Participant Information. The Employer shall from time to time furnish the Committee, the Trustee and the Plan Administrator with relevant information with respect to Employees who are or become eligible for participation in the Plan, Participants, Former Participants and Beneficiaries, including without limitation, information as to their names, Compensation, date of birth, Employment Commencement Date, Hours of Service, Periods of Service, retirement and death or other cause for termination of employment. The Committee, the Trustee and the Plan Administrator may rely upon such information and shall be under no obligation to make inquiry with regard to the accuracy thereof.

     2.4  Employee Acceptance.

          (a) In General. Each Employee who meets the requirements for participation in this Plan shall be so notified in writing or otherwise by the Plan Administrator. An Employee shall become a Participant if he signifies his acceptance of the Plan and the benefits hereof by filing with the Committee his written application for participation in the Plan on a form supplied by the Committee and by agreeing to make a Deferral Election pursuant to Section 4.1. Each Employee shall file his application within 60 days after he receives notice of his eligibility. If an Employee does not file his application within the time period specified above, such Employee shall become a Participant as of the Entry Date following or coinciding with the receipt by the Committee of such application, provided he continues to meet the eligibility requirements on such Entry Date.

          (b) Special Employee Acceptance Rule. An Employee who was a participant in the Ametek Plan shall be deemed to have signified his acceptance of the Plan and the benefits hereof and authorized the continuation of his salary deferral percentage under the Ametek Plan as his Deferral Election, unless he notifies the Plan Administrator, in writing, not later than five days after the Effective Date that he desires to make a new Deferral Election.

     2.5  Leased Employees.

          (a) In General. Notwithstanding any other provision of the Plan, for purposes of the pension requirements of Section 414(n)(3) of the Code and for identifying Highly Compensated Employees, employees of the Company shall include Employees as defined in Subsection (b). A leased employee within the meaning of
Section 414(n)(2) of the Code shall become a Participant in, or accrue benefits under, the Plan based on Periods of Service as a leased employee only as provided in the provisions of the Plan other than this Section 2.5, and only if the participation of such leased employee in the Plan is required so that the Plan meets the pension requirements of Section 414(n)(3) of the Code.

          (b) Definition and Special Rule. For purposes of this Section, "Employee" shall mean employees of the Company and shall include leased employees of the Company within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than 20% of the Company's non-highly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code unless otherwise provided by the Plan.


                                  ARTICLE III

                                    SERVICE

     3.1 Year of Service. A Participant shall be credited with a Year of Service for each 12 consecutive month Period of Service beginning with his Employment Commencement Date, and anniversaries thereof. For purposes of this Plan, any service performed by an Employee for the Company or any Affiliate shall be considered to be service performed by an Employee for an Employer.

     3.2 Hours of Service. An Hour of Service shall mean an hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer, for the performance of duties. Hours of Service shall include each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer, and such hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. Hours of Service shall also include each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons (such as vacation, sickness or temporary disability) other than for the performance of duties during the applicable computation period.

     3.3 Severance From Service Date. An Employee's Severance from Service Date shall mean the earlier of:

           (i) the date the Employee quits, retires, is discharged or dies; or

          (ii)        the later of:

                      (A) the first anniversary of the first date of a period during which the Employee remains continuously absent from service with the Employer, either with or without pay, for any reason other than those set forth in clause (i); or

                      (B) the second anniversary of the first date of a period of continuous absence from service with the Employer, for reasons of (1) the pregnancy of the Employee, (2) the birth of the Employee's child, (3) the placement of a child with the Employee in connection with the adoption of such child by the Employee or (4) caring for such child for a period beginning immediately following such birth or placement.

          (iii) Notwithstanding anything contained in clause (ii) to the contrary, if an Employee is continuously absent from service with the Employer for more than one year for a reason described in clause (ii), the period between the first and second anniversaries of the Employee's first date of absence shall not be treated as a Year of Service for any purpose under this Plan.

     3.4 Absence of Less Than 12 Months. If a Participant's service as an Employee is severed because he quits, retires or is discharged but he resumes service as an Employee of the Employer within 12 months of his Severance from Service Date the intervening Period of Severance shall be deemed to be a Period of Service.

     3.5  Severance from Service.

          (a) One Year Period of Severance. A One Year Period of Severance shall occur when an Employee or former Employee does not perform an Hour of Service as an Employee within the 12 month period beginning on his Severance from Service Date.

          (b) One Year Period of Severance--Participation. An individual shall cease to be a Participant as of the first day of the Plan Year in which he incurs a One Year Period of Severance, and he shall be entitled to such benefits, if any, under this Plan, as are provided pursuant to Section 6.1.

          (c) Participation After a One Year Period of Severance. A Participant who incurs a One Year Period of Severance shall again become a Participant on his new Employment Commencement Date. For this purpose, the new Employment Commencement Date shall be the date following the Participant's re-employment on which he first performs an Hour of Service for the Employer. If the Employee again becomes a Participant in the Plan, his Years of Service completed prior to his One Year Period of Severance will be taken into account to determine the vested percentage of his Employer Contribution Account, unless:

                       (i) at the time he incurs a One Year Period of Severance he does not have a nonforfeitable interest in his Employer Contribution Account, if any; and

                      (ii) Employee has at least five consecutive One Year Periods of Severance.

     3.6 Service with Ametek. Notwithstanding any other provision of the Plan to the contrary, with respect to any Employee who was an employee of Ametek immediately prior to the Effective Date and who directly transferred his employment from Ametek to the Company or any Affiliate, the Period of Service of each such Employee shall be the sum of the Period of Service of each such Employee measured from the Effective Date and the credited service of each such Employee under the Ametek Plan determined as of the day immediately prior to the Effective Date under the terms of the Ametek Plan as then in effect.


                                   ARTICLE IV

                                 CONTRIBUTIONS

     4.1  Deferral Election.

          (a) Election. For each Plan Year, each Participant may make a Deferral Election pursuant to which the Participant shall direct the Employer to reduce the Participant's Compensation and to contribute to the Plan, on the Participant's behalf, the amount by which the Participant's Compensation has been so reduced.

          (b) Amount of Deferral. A Participant may make a Deferral Election in an amount equal to not less than 1% nor more than 14% of his Compensation (in multiples of 1%) for the Plan Year. Such contribution shall be made by payroll deduction at the regular payroll period applicable to the Participant, or deducted from any special, non-recurring payment of Compensation made to the Participant.

          (c) Committee's Approval. A Participant's Deferral Election shall be subject to the approval (or partial approval) of the Committee. The Committee's approval shall not be given:

                        (i) to the extent that the Participant's Deferral Amount for a Plan Year would exceed $7,000, multiplied by the Adjustment Factor;

                       (ii) the extent that the Deferral Election results in prohibited discrimination in favor of an Employee who is a Highly Compensated Employee as determined pursuant to Sections 4.4 and 4.6;

                      (iii) the extent that the Deferral Amount, taken together with the Employer contributions made on behalf of the Participant for the Limitation Year under this Plan and any other defined benefit or defined contribution plan, exceeds 25% of the Participant's "compensation" (as defined in Section 5.8(f) hereof) for the Limitation Year; or

                       (iv) the extent that the Committee otherwise determines that the election is, or is likely to be, in excess of the amounts permitted by the Code.

In making its determination, the Committee shall apply the provisions of this Subsection (c) and the applicable provisions of the Code and the regulations and rulings promulgated thereunder. If, as a result of subsequent events, a Deferral Election which has been previously approved by the Committee would later result in contributions in excess of the amount permitted under this Subsection (c), the Committee may revoke, in whole or in part, its prior approval and may require the Participant to reduce his Deferral Election in order to prevent such excess.

     4.2  Employer Contributions.

          (a) Deferral Amounts. The Employer shall contribute to the Plan, on behalf of each Participant, the amount by which the Participant has elected to reduce his Compensation pursuant to his Deferral Election in accordance with
Section 4.1. Notwithstanding any other provision of the Plan to the contrary, the maximum amount which the Employer shall contribute on behalf of any Participant pursuant to such Participant's Deferral Election for any Plan Year beginning on or after the Effective

Date shall not exceed $7,000, multiplied by the Adjustment Factor.

          (b) Employer Contributions. The Employer shall contribute, on behalf of each Participant who has a Deferral Election in effect during the Plan Year, and is employed by the Employer on the last day of the Plan Year, an amount equal to 20% of the amount contributed on behalf of such Participant pursuant to such Participant's Deferral Election which does not exceed 5% of his Compensation, but the amount contributed by the Employer shall not exceed $700 (the "Contribution Cap") for any Plan Year unless the Employer elects to increase the Contribution Cap as provided below. For each Plan Year, the Employer may contribute an additional amount which the Employer determines in its discretion, and the Employer may increase the Contribution Cap for any Plan Year. Such additional contributions shall be allocated to the accounts of Participants who have Deferral Elections in effect during the Plan Year and are employed by the Employer on the last day of the Plan Year in proportion to the Participant's Deferral Amount which does not exceed 5% of his Compensation. Notwithstanding the foregoing, if a Participant is not employed by the Employer on the last day of the Plan Year by reason of such Participant's death, Disability, or such Participant's normal or Early Retirement during such Plan Year, such Participant shall be considered to have been employed by the Employer on the last day of such Plan Year for purposes of making and allocating Employer contributions. The Employer may, in the sole discretion of its Board of Directors, make the Employer contribution hereunder at any time during the Plan Year or, following the end of the Plan Year, within the time prescribed by law for filing the Employer's Federal income tax return (including extensions thereof) for its taxable year which coincides with, or ends within, such Plan Year. The amount of the Employer's contribution for a Plan Year shall be reduced by the amount of any forfeitures that may have arisen under Section 6.1(b) during such Plan Year.

          (c) Limitation on Contributions. Notwithstanding any other provision of the Plan to the contrary, the Employer shall not make any contributions to the Plan pursuant to this Section 4.2 on behalf of a Participant if such contributions would exceed the limitations of Section 5.8.

     4.3  Distribution of Excess Salary Reduction Deferrals--

          (a) Notice--A Participant may allocate to the Plan any excess salary reduction deferrals made during a calendar year by notifying the Committee by March 15 of the amount of the excess salary reduction deferrals to be assigned to the Plan.

          (b) Distribution -- Notwithstanding any other provision of the Plan, if an Employee gives notice under (a) immediately above, excess salary reduction deferrals, plus any income and minus any loss allocable thereto, will be distributed no later than April 15 to any Participant to whose Account excess salary reduction deferrals were allocated for the preceding year and who claims excess salary reduction deferrals for such calendar year.

          (c) Determination of Income or Loss -- Excess salary reduction deferrals will be adjusted for any income or loss up to the date of distribution. The income or loss allocable to such excess deferrals is the sum of (i) income or loss allocable to the Participant's Deferral Election Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's excess deferrals for the year and the denominator is the Participant's Deferral Election Account balance without regard to any income or loss occurring during such taxable year, and (ii) 10% of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          (d) Claim -- If a Participant claims excess salary reduction deferrals for the preceding calendar year, such Participant must submit claims in writing to the Committee by March 15.

     4.4  Percentage Limitation on Deferral Amounts  --

          (a) The Actual Deferral Percentage Test -- The Actual Deferral Percentage (ADP) for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ADP for Eligible Participants who are Non-Highly Compensated Employees for the same Plan Year will satisfy one of the following tests:

               (i) The ADP for Eligible Participants who are Highly Compensated Employees for the Plan Year will not exceed the ADP for Eligible Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

               (ii) The ADP for Eligible Participants who are Highly Compensated Employees for the Plan Year will not exceed the ADP for Eligible Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two, provided that the ADP for Eligible Participants who are Highly Compensated Employees does not exceed the ADP for Eligible Participants who are Non-Highly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury prescribes to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

           (b)  Special Rules --
                -------------

                   (i) The ADP for any Eligible Participant who is a Highly
                       Compensated Employee for the Plan Year and who makes salary reduction deferrals under two or more arrangements described in Code (S) 401(k) and maintained by the Employer will be determined as if such salary reduction deferrals were made under a single arrangement. Such salary reduction deferrals will include qualified nonelective contributions or qualified matching contributions, or both, if treated as Employer contributions for purposes of the ADP test. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.

                  (ii) In the event that this Plan satisfies the requirements of
                       Code (S) 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy

                       Code (S) 401(k) only if they have the same Plan Year.

                 (iii) For purposes of determining the ADP of an Eligible
                       Participant who is a 5 percent owner or one of the ten most highly paid Highly Compensated Employees, the Deferral Amounts and ADP Compensation of such Participant will include the Deferral Amounts and ADP Compensation for the Plan Year of family members of such Highly Compensated Employees. Family members of such Highly Compensated Employees will be disregarded as separate Employees in determining the ADP both for such Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                  (iv) For purposes of determining the ADP test, Deferral
                       Amounts must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

                   (v) The Employer must maintain records sufficient to
                       demonstrate satisfaction of the ADP test.

                  (vi) The determination and treatment of the ADP amounts of any
                       Eligible Participant will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      4.5  Distribution of Excess Contributions  --
           -------------------------------------

           (a) Distribution -- Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, will be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions will be made to Highly Compensated Employees on the basis of the respective portions of the Excess

Contributions attributable to each of such Employees. Excess Contributions will be allocated to Participants who are subject to the family member aggregation rules of Code (S) 414(q)(6) in the manner prescribed by the regulations. Excess Contributions will be treated as Annual Additions under the Plan.

          (b) Determination of Income or Loss -- Excess Contributions will be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (i) income or loss allocable to the Participant's Deferral Election Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Deferral Amounts without regard to any income or loss occurring during such Plan Year; and (ii) 10% of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year, counting the month of distribution if distribution occurs after the 15th of such month.

          (c) Accounting for Excess Contributions -- Excess Contributions will be distributed from the Participant's Deferral Election Account.

     4.6  Percentage Limitation on Matching Contributions under Code (S) 401(m).

          (a) The Average Contribution Percentage Test -- The Average Contribution Percentage (ACP) for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ACP for Eligible Participants who are Non-Highly Compensated Employees for the same Plan Year will satisfy one of the following tests:

               (i) The ACP for Eligible Participants who are Highly Compensated Employees for the Plan Year will not exceed the ACP for Eligible Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

               (ii) The ACP for Eligible Participants who are Highly Compensated Employees for the Plan Year will not exceed the ACP for Eligible Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two, provided that the ACP for Eligible Participants who are Highly Compensated Employees do not exceed the ACP for Eligible Participants who are Non-Highly

                     Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury will prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          (b)  Special Rules --

               (i) If the sum of the ADP and ACP of Highly Compensated Employees exceeds the Aggregate Limit, then the ADP, the ACP or both of the Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose ADP or ACP, as the case may be, is the highest) so that the limit is not exceeded. The Deferral Amount of a Highly Compensated Employee shall not be reduced to the extent that such reduction would result in the Highly Compensated Employee's ratio of Matching Contributions to Deferral Amounts for the Plan Year exceeding the same ratio for any other Participant who is entitled to Matching Contributions for that Plan Year. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts or Deferral Amounts are reduced will be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees do not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

               (ii) The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code (S) 401(a), or arrangements described in Code (S) 401(k), that are maintained by the Employer will be determined as if the total of such Contribution Percentage Amounts were made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

               (iii) In the event that this Plan satisfies the requirements of
                     Code (S) 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code (S) 410(b) only if aggregated with this Plan, then this Section will be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code (S) 401(m) only if they have the same plan year.

               (iv) For purposes of determining the Contribution Percentage of an Eligible Participant who is a 5 percent owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and ADP Compensation of such Participant will include the Contribution Percentage Amounts and ADP Compensation for the Plan Year of family members. Family members of Highly Compensated Employees will be disregarded as separate Employees in determining the Contribution Percentage both for Employees who are Non-Highly Compensated Employees and for Employees who are Highly Compensated Employees.

               (v) For purposes of determining the Contribution Percentage test, Matching Contributions will be considered made for a Plan Year if made by the date specified in the applicable regulations, and allocated to a Participant's account for the Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

               (vi) The Employer must maintain records sufficient to demonstrate satisfaction of the ACP test.

               (vii) The determination and treatment of the Contribution
                     Percentage of any Employee will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     4.7     Distribution of Excess Aggregate Contributions.

          (a) Distribution -- Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, will be forfeited, if forfeitable, or, if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions will be allocated to Participants who are subject to the family member aggregation rules of Code (S) 414(q)(6) in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

          (b) Determination of Income or Loss -- The Excess Aggregate Contributions will be adjusted for income or loss. The income or loss allocable to Excess Aggregate Contributions is the sum of: (i) income or loss allocable to the Participant's Employer Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Employer Contribution Account balance without regard to any income or loss occurring during such Plan Year; and (ii) 10% of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

           (c) Forfeitures of Excess Aggregate Contributions -- Forfeitures of Excess Aggregate Contributions shall be reallocated to the accounts of Non-Highly Compensated Employees as additional Employer Contributions. Such Forfeitures will not be allocated to the account of any Highly Compensated Employee. Amounts forfeited by Highly Compensated Employees under this Section will be treated as Annual Additions under the Plan.

           (d) Accounting for Excess Aggregate Contributions -- Excess Aggregate Contributions will be forfeited, if forfeitable, or distributed on a pro rata basis from the applicable Participant's Employer Contribution Account.

      4.8 Deferral Election--Discontinuance, Variation and Resumption. A Deferral Election, if approved by the Committee, shall continue in effect until changed or revoked by the Participant. A Participant may make, discontinue or change a Deferral Election, effective as of the beginning of each calendar quarter, by filing a form with the Committee indicating his instructions with respect thereto; provided, however, that a Participant may completely discontinue a Deferral Election, effective as of the first day of any pay period, by filing a form with the Committee. The Committee may establish reasonable administrative deadlines for filing the forms described in this section. The Committee shall have authority to waive any such deadlines under appropriate circumstances. In no event, however, may a Participant be permitted to file any such forms after the effective date of the election, discontinuance or change to which the form relates. All changes in a Deferral Election are subject to approval by the Committee in accordance with Section 4.1(c).

      4.9  Rollovers and Transfers.

           (a) Rollover Contribution--General. In the sole discretion of the Committee, and subject to such terms and conditions as the Committee may establish from time to time, a Participant (or an Employee who is not eligible to participate in the Plan solely because he has failed to satisfy the age and service requirements of Section 2.1, and who, for purposes of his Rollover Contribution only, shall be considered a Participant in the Plan) may at any time make a Rollover Contribution to this Plan, which shall be allocated to the Participant's Rollover Contribution Account when received by the Trustee. Such Participant shall submit a written certification from the trustees, plan administrator or party maintaining the plan from which the Rollover Contribution was distributed, in a form satisfactory to the Committee, that the contribution qualifies as a Rollover Contribution. The Committee and the Trustee shall be entitled to rely upon any such certification.

           (b) Rollover Contribution--Defined. A contribution shall qualify as a Rollover Contribution if:

                (i) it represents an eligible rollover distribution, as defined in Section 6.5(b), from an employees' trust described in
                     Section 401(a) of the Code which is exempt from tax under
                     Section 501(a) of the Code; or

               (ii) it represents the balance to the credit of the Participant in an individual retirement account or annuity (as described in Section 408 of the Code) created solely to receive amounts described in clause (i) above, and to which no other contributions were made by the Employee.


                                   ARTICLE V

                              INDIVIDUAL ACCOUNTS

      5.1 Participant Accounts. The Committee shall maintain a Deferral Election Account, an Employer Contribution Account and a Rollover Contribution Account, if applicable, in the name of each Participant.

      5.2 Valuation of Accounts. As of each Monthly Valuation Date, the Committee shall:

                (i) First, add to each of the Participant's Accounts the contributions made during the monthly ending on such Monthly Valuation Date which are then allocable to each such Account and subtract all distributions made to Participants since the last preceding Monthly Valuation Date.

               (ii) Next, allocate to the Accounts of each Participant who has elected to invest in each Investment Fund, each item of income, expense, gain and loss accruing to such Fund among the Accounts of Participants electing to invest, or having an investment, in such Fund in the same proportion to the value, as of the last preceding Monthly Valuation Date, that the portion of each such Account so invested bears to the value of the portion of all such Accounts which are invested in such Fund.

    Notwithstanding any provision to the contrary, the Committee may value Participant's Accounts, in accordance with the provisions of this Section 5.2, as of the last day of valuation periods more frequent than the applicable Monthly Valuation Date.

      5.3 Allocation of Employer Contributions--General. As of the Annual Valuation Date for the Plan Year, the Committee shall:

            (i)  First, determine the aggregate limitation prescribed by Section
                 5.8 for all Participants; and

           (ii) Next, allocate the Employer contribution made to the Plan pursuant to Section 4.2(b) in accordance with Section 5.4, to the Employer Contribution Account of each Participant entitled to an allocation under Section 5.6. The allocation for any Participant shall not exceed the amount determined pursuant to
                 Section 5.8. If, after the first such allocation, any Employer contributions remain, the remainder shall be allocated to the Employer Contribution Accounts of Participants not yet restricted by the limitations of Section 5.8, until exhausted.

      5.4 Method of Allocating and Crediting Employer Contributions. Subject to the conditions and limitations of Section 5.8, as of the Annual Valuation Date for any Plan Year, the Matching Contribution for such Plan Year shall be allocated among, and credited to, the Employer Contribution Accounts of Participants entitled to share in the Matching Contribution for that Plan Year, pursuant to Section 5.6, in proportion to such Participants' Deferral Amounts that do not exceed 5% of each such Participant's respective Compensation; provided, however, that no Participant shall receive an allocation in excess of the Contribution Cap, as that term is defined in Section 4.2. To the extent that a Participant's Deferral Amount would result in the Participant receiving a Matching Contribution in excess of the Contribution Cap, the Participant's Deferral Amount shall be disregarded in allocating Matching Contributions.

     5.5 Employer Contributions Considered Made on Last Day of Plan Year. For purposes of this Article V, the Matching Contribution made for any Plan Year will be considered to have been made on the last day of that Plan Year, regardless of when paid to the Trustee.

     5.6  Participants to Whom Matching Contributions Will Be Allocated.
The Matching Contribution for each Plan Year will be allocated among, and credited to, the Employer Contribution Accounts of those Participants who have a Deferral Election in effect during such Plan Year and (i) are employed by the Employer as of the last day of such Plan Year, or (ii) terminated their employment with the Employer by reason of death, a Disability or normal or Early Retirement.

     5.7 Valuation. Within a reasonable time after the close of each Plan Quarter, the Trustee shall prepare or cause to be prepared a statement of the condition of the Trust Fund, setting forth all investments, receipts, disbursements, and other transactions effected during such Plan Quarter, and showing all the assets of the Trust Fund and the cost and fair market value thereof. The items of information in the statement shall be shown separately for each Investment Fund. This statement shall be delivered to the Committee and the Plan Administrator. The Plan Administrator shall then cause to be prepared, and shall deliver to each Participant or Former Participant, a quarterly report disclosing the status of his Accounts in the Trust Fund.

     5.8  Limitation on Annual Additions.

          (a) General. Notwithstanding any other provision of the Plan, the Annual Addition to a Participant's Accounts for any Limitation Year may not exceed an amount equal to the lesser of:

                          (i) the greater of (A) $30,000 or (B) 1/4th of the defined benefit dollar limitation set forth in
                               Section 415(b)(1) of the Code as in effect for the Limitation Year;

                               or

                         (ii) 25% of the Participant's compensation for the Limitation Year.

          (b) Coordination with Defined Benefit Plan. In the event that an Employee is a participant in both a defined benefit plan (whether or not terminated) and a defined contribution plan maintained by the Employer (or a Related

Employer), the sum of the Defined Benefit Plan Fraction plus the Defined Contribution Plan Fraction may not exceed 1.0.

          (c) Defined Benefit Plan Fraction--Defined. For purposes of this Section 5.8, the term "Defined Benefit Plan Fraction" with respect to a defined benefit pension plan shall mean, for any Limitation Year, a fraction:

                (i) the numerator of which is the Participant's projected annual benefit under such defined benefit pension plan (determined as of the close of such year); and

               (ii) the denominator of which is the lesser of (A) the product of 1.25 times $90,000 multiplied by the Adjustment Factor; provided, however, that such adjusted dollar limit shall not become effective for purposes of this Plan for Limitation Years ending prior to the January 1st of the calendar year for which such adjustment is announced, or
                     (B) the product of 1.4 times 100% of the Participant's average compensation for the three consecutive years of participation in such defined benefit pension plan during which he received the greatest aggregate compensation from the Employer or any Related Employer.

          (d) Defined Contribution Plan Fraction--Defined. For purposes of this
Section 5.8, the term "Defined Contribution Plan Fraction" shall mean, for any Limitation Year, a fraction:

                (i) the numerator of which is the sum of the Annual Additions credited to the Participant's Accounts under this Plan and all other defined contribution plans maintained by the Employer or any Related Employer in such Limitation Year and for all prior Limitation Years; and

               (ii) the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior

                      Limitation Year: (A) the product of 1.25 times the dollar limitation under Subsection (a)(i), as in effect for such Limitation Year, or (B) the product of 1.4 times 25% of the Participant's compensation for such year.

          (e) Annual Additions--Defined. For purposes of this Section 5.8, the term "Annual Addition" means, for each Limitation Year, the sum of:

                 (i) the portion of the contribution (other than a contribution made pursuant to a Participant's Deferral Election) made by the Employer (or a Related Employer) for such Limitation Year under this Plan and any defined contribution plan; plus

                (ii) the amount, if any, contributed on behalf of the Participant pursuant to the Participant's Deferral Election for such Limitation Year under this Plan or any other defined contribution plan maintained by the Employer or a Related Employer; plus

               (iii) the amount of forfeitures, if any, allocated to the Participant's account for such Limitation Year under this Plan or any other defined contribution plan maintained by the Employer or a Related Employer; plus

                (iv) the amount, if any, of the Participant's voluntary contributions made under any defined contribution plan maintained by the Employer or a Related Employer for such Limitation Year.

The term "Annual Addition" shall not include any Rollover Contribution or any earnings allocable to any Account.

          (f)  Compensation--Defined.  Solely for purposes of this
Section 5.8, the term "compensation" shall be defined as wages within the meaning of Code (S) 3401(a) (for purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code (S) 3401(a)(2)).

          (g)  Other Plans. For purposes of applying the limitations of this
Section 5.8, all defined benefit plans maintained by the Employer or a Related Employer (whether or not terminated) are to be treated as one defined benefit plan, and all defined contribution plans maintained by the Employer or a Related Employer (whether or not terminated) are to be treated as one defined contribution plan. Any contributions to the Employer's defined benefit plan made by an Employee shall be deemed to be made under a separate defined contribution plan.

          (h) Related Employer--Defined. For purposes of this Section 5.8, the term "Related Employer" shall mean any other corporation that is, along with an Employer, a member of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h) thereof) or any other trade or business (whether or not incorporated) which, along with an Employer, are under common control (as defined in Section 414(c) of the Code, as modified by Section 415(h) thereof) or any other employer that forms, along with an Employer, an "affiliated service group" (as such term is defined in Section 414(m) of the Code or in regulations under Section 414(o) of the Code).

     5.9 Allocations Do Not Create Rights. No Participant shall acquire any right to or interest in any specific asset of the Trust Fund merely as a result of the allocations provided for in the Plan.

                                   ARTICLE VI

                              PAYMENT OF BENEFITS

     6.1 Vesting and Payment Upon Retirement, Death, Disability or Termination of Employment.

          (a) Retirement, Death or Disability. A Participant shall be 100% vested in his Accounts upon reaching his Normal Retirement Date or upon his death, Disability or Early Retirement. Should any Participant retire (within the meaning of the preceding sentence), die, or become Disabled, an amount equal to the value of his Accounts (determined in accordance with the provisions of Section 5.2 and 5.3) shall be payable to the Participant, Former Participant or his Beneficiary, as the case may be, in accordance with the provisions of
Section 6.4.

          (b) Vesting Upon Termination of Employment. A Participant's Deferral Election Account and Rollover Contribution Account, if any, shall be 100% nonforfeitable at all times. A

Participant's Employer Contribution Account shall become 100% nonforfeitable only upon the Participant's completion of three Years of Service. Upon a Participant's termination of employment with the Employer, either voluntarily or involuntarily, prior to his Normal Retirement Date (other than by reason of death, Disability or Early Retirement) he shall be entitled to a distribution of the value of his Deferral Election Account and his Rollover Contribution Account, if any. Such Participant shall also be entitled to a distribution of the value of his Employer Contribution Account, if, as of the date of his termination, he completed three Years of Service. If such Participant has not completed three Years of Service, he shall forfeit the entire amount outstanding to his credit in his Employer Contribution Account, as of the last day of the Plan Year in which he terminates employment. The value of all Accounts shall be determined and payable in accordance with the provisions of Sections 5.2, 5.3 and 6.4. Amounts forfeited in any Plan Year pursuant to this Subsection (b) shall be applied to reduce Employer contributions made pursuant to Section 4.2(b) for such Plan Year.

          (c) Restoration of Benefits. If a Former Participant again begins to participate in the Plan before he incurs five consecutive One Year Periods of Severance, then, on or before the last day of the Plan Year which follows the Plan Year in which the Former Participant again begins to participate in the Plan, the Employer shall make an additional contribution to the Plan, on his behalf, which is equal to the dollar amount which was forfeited. Such additional contribution shall be allocated to the Former Participant's Employer Contribution Account and his vested right to the amount so contributed shall be determined in accordance with Subsection (b) based upon his Years of Service completed both prior to and subsequent to his Period of Severance.

     6.2 Attainment of Age 59-1/2. If a Participant attains age 59-1/2 and remains in the service of the Employer, he may elect to have all or a portion of the value of his Accounts (determined in accordance with Sections 5.2 and 5.3 and valued as of the Monthly Valuation Date coincident with or next succeeding the date of his election), to the extent of his nonforfeitable right to such Accounts, paid to him in a lump sum as soon as practicable following the date as of which his Accounts are valued. A Participant shall be entitled to make only one withdrawal under this Section 6.2 in any single Plan Year, and such withdrawal shall be for no less than $1,000. The Participant may make such an election by filing a written notice with the Committee, on a form acceptable to the Committee. Notwithstanding such withdrawal, the Participant may also elect to continue to participate in the Plan if he otherwise remains eligible.

     6.3 Beneficiary Designation. If a Participant or Former Participant has a spouse, his spouse shall be his beneficiary, unless the Participant or Former Participant designates someone other than his spouse as his Beneficiary (other than as a contingent Beneficiary) and his spouse consents to such designation pursuant to this Section 6.3. If the Participant or Former Participant does not have a spouse, or if the spouse consents, the Participant or Former Participant shall have the right to designate someone other than his spouse as his Beneficiary. In all events, the Participant or Former Participant shall have the right to designate a contingent Beneficiary. Each such designation shall be in writing, filed with the Committee, and shall be in such form as may be required by the Committee. If a Participant or Former Participant designates someone other than his spouse as his Beneficiary (other than as a contingent Beneficiary), such Beneficiary designation shall not be effective unless:

                 (i) the spouse consents to such Beneficiary designation, in writing, and her consent is witnessed by a Plan representative or notary public; or

                (ii) the Participant or Former Participant demonstrates, to the satisfaction of the Committee, that he is not married or his spouse cannot be located.

The Committee shall determine which Beneficiary, if any, shall have been validly designated. If no Beneficiary has been validly designated, or if the designated Beneficiaries predecease the Participant or Former Participant, then the amount, if any, payable upon the Participant's or Former Participant's death shall be paid:

                 (i) to the Participant's or Former Participant's surviving spouse; or, if there is none,

                (ii) to the Participant's or Former Participant's children and issue of deceased children, in equal shares, per stirpes; or if there are none,

               (iii) to the Participant's or Former Participant's parents, in equal shares, or to the survivor thereof; or if there are none,

                (iv) to the legal representative(s) of the Participant's or
                     Former Participant's estate.

     6.4  Form of Payment.

          (a) Retired or Disabled Participants. A Participant or Former Participant who has terminated his employment on or after his Normal Retirement Date, because of Early Retirement or because he was Disabled may elect, in writing, in a form satisfactory to the Committee, to receive his benefit under the Plan in one of the following methods:

                 (i) by a lump sum payment;

                (ii) by payment in equal monthly, quarterly, semi-annual or annual installments over a period of more than one year but not longer than the greater of the life expectancy of the Participant or Former Participant or the joint and survivor life expectancy of the Participant or Former Participant and his or her Beneficiary. The life expectancy of the Participant or Former Participant and the joint and survivor life expectancy of the Participant or Former Participant and his or her Beneficiary may not be recalculated after the installment distributions have commenced. Payment shall be made not less often than annually to such Participant or Former Participant of the installments as they fall due, plus such earnings as may have been credited on the amount so deposited or invested. In the event of the death of the Participant or Former Participant prior to completion of the designated number of payments, such payments shall be paid to his Beneficiary until the designated number of payments has been completed. Notwithstanding anything in this subsection 6.4(a) to the contrary, the Participant, the Former Participant or, after the death of the Participant or Former Participant, the Beneficiary may elect at any time to receive the remaining balance of the Participant's or Former Participant's Account in a lump sum; or

               (iii) by any combination of a lump sum or installment payments.

          (b) Death Benefits. If a Participant or Former Participant dies prior to the date payment of his benefit begins, the value of his Accounts shall be paid to his Beneficiary as soon as practicable following his death; provided, however, benefit payments to a Participant's or Former Participant's surviving spouse must commence within 90 days of the date of death. The deceased Participant's or Former Participant's Accounts shall be valued in accordance with Section 5.2.

          (c) Other Benefits. Upon a Participant's termination of employment with the Employer, either voluntarily or involuntarily, prior to his Normal Retirement Date (other than by reason of his death, Disability or Early Retirement), he shall be entitled to receive a distribution of the vested value of his Accounts. The Participant may elect to receive such distribution as soon as practicable following his termination of employment or any time thereafter. Payment of such Accounts to the Participant shall be made no later than his Normal Retirement Date unless he elects to defer the commencement of the payment of his Accounts pursuant to Section 6.6(c). Any benefit payable to a Participant, Former Participant or Beneficiary, as the case may be, pursuant to this Subsection (c) shall be paid in a lump sum.

          (d) Amount and Form of Payment. The present value of the payments to the Participant pursuant to this Section 6.4 must be greater than 50% of the present value of the total payments to be made to the Participant and his Beneficiary. Any distribution made pursuant to this Plan shall be made in cash except that if, as of the date the Participant's or Former Participant's benefit is to be paid in the form of a lump sum pursuant to this Section 6.4, part of his Accounts is invested in the Ketema Common Stock Fund or in shares of any publicly traded mutual fund held in any Investment Fund, then the Participant, Former Participant or Beneficiary to whom such payment is made may elect to have that portion of the Accounts which is so invested paid in shares of common stock held in each such Fund; provided, however, that cash will be paid in lieu of any fractional shares allocated to the Participant's or Former Participant's Accounts.

     6.5  Direct Rollovers.

          (a) General. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b)  Definitions.

                 (i) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                (ii) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts that distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (iii) Distributee. A distributee includes a Participant or Former Participant. In addition, the Participant's or

                            Former Participant's surviving spouse, the
                            Participant's or Former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                      (iv) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     6.6  Limitations on Commencement or Duration of Benefit Payments.

          (a) Commencement of Benefits. Notwithstanding any provision of the Plan to the contrary, the interest of each Participant or Former Participant will be distributed to him no later than the April 1st following the taxable year in which the Participant or Former Participant terminates his service with the Employer or attains age 70-1/2, whichever is later. Such payment shall be made:

                       (i)  on or before such date; or

                      (ii) beginning by such date, over a period not extending beyond the life expectancy of such Participant or Former Participant or the joint life expectancy of the Participant or Former Participant and his Beneficiary.

          (b) Maximum Duration of Death Benefits. With respect to a Participant or Former Participant who dies before his entire interest is distributed to him or a distribution has commenced to his surviving spouse and such surviving spouse dies before the entire remaining interest is distributed to such surviving spouse, then the entire interest (or the remaining part of such interest, if distribution thereof had commenced) shall be distributed to his Beneficiary:

                       (i) within five years after the death of the Participant or Former Participant (or the death of his surviving spouse, as the case may be); or

                      (ii) over the life of such Beneficiary or over a period no longer than the life expectancy of such Beneficiary (determined as of the date payment to the Beneficiary begins), provided, that if the Beneficiary is the surviving spouse of the deceased Participant or Former Participant, such payments begin on or before the date on which the Participant or Former Participant would have attained 70-1/2 if he had lived and, if the Beneficiary is not the surviving spouse, such payments begin within one year of the Participant's or Former Participant's death, or the death of the surviving spouse, if the surviving spouse dies before benefit payments begin, as the case may be.

          (c) Life Expectancies. For purposes of this Section 6.6, life expectancies shall be determined without regard to the permissive recalculation rule under Code (S) 401(a)(9)(D).

          (d) Additional Limitations. The payment of benefits hereunder to a Participant or Former Participant shall commence no later than the 60th day after the close of the Plan Year in which the later of the following events occurs:

                       (i)  the attainment by him of age 65;

                      (ii) the 10th anniversary of the year in which the Participant began to participate in the Plan; or

                     (iii) the termination of the Participant's service with the Employer;

provided, however, that the Participant or Former Participant may elect to defer the commencement of the payment of benefits hereunder until any time prior to the April 1st following the calendar year in which he attains age 70-1/2.

     6.7 Cash-Out of Benefits. Notwithstanding anything contained in this Plan to the contrary, if the value of a Participant's or Former Participant's Accounts is $3,500 or less, the Committee shall pay such benefit in a single lump sum as soon as practicable after the retirement, termination, Disability or death of the Participant or Former Participant, and any such distribution to the Participant, Former Participant or his

Beneficiary, as the case may be, shall be in complete discharge of the Plan's obligation with respect to such benefit.

     6.8 Qualified Domestic Relations Orders. If the Plan Administrator has determined that a domestic relations order which pertains to the benefits under this Plan of a Participant or Former Participant is a Qualified Domestic Relations Order, then the amount of benefits otherwise payable under this Plan to such Participant or Former Participant, or his Beneficiary, as the case may be, shall be reduced by the value of any amounts paid or payable pursuant to such Order. For a reasonable period of time after the Employer receives written notice that it will or may be receiving a domestic relations order with respect to the Plan, the Employer may, but shall not be obligated to, restrict distributions to the Participant or Former Participant to whom such domestic relations order relates. In no event, however, shall the Employer restrict such distributions in a manner that would cause the Plan to fail to be qualified under Section 401(a) of the Code. Notwithstanding any restrictions that may apply to distributions to the Participant, if the amount payable to the spouse of the Participant under a Qualified Domestic Relations Order is $3,500 or less, such amount shall be distributed to such spouse in a lump sum as soon as administratively practicable, and if such amount is in excess of $3,500, such amount may, with the consent of such spouse, be distributed to such spouse in a lump sum as soon as administratively practicable.

                                  ARTICLE VII

                     LOANS TO PARTICIPANTS AND WITHDRAWALS

     7.1  Loans.

          (a) General. The Committee shall be authorized to administer a loan program under the Plan, pursuant to this Section 7.1. As of the first day of any month, a Participant may borrow a portion of his Accounts, in accordance with the following procedures, terms and conditions:

                      (i) In order to borrow any portion of his Accounts, the Participant shall complete such forms and comply with such administrative procedures as may be established by the Committee from time to time, including, but not limited to, authorization of payroll deductions for repayment of the loan. In determining a schedule of repayment of any loan under this Plan, the Committee shall provide for substantially level amortization of such loan (with payments not less frequently than quarterly), over the term of the loan. The Committee, in its discretion, may determine the times at which a Participant may repay the outstanding principal and accrued interest due under the loan without being charged with any prepayment penalty.

                (ii) Any loan to a Participant under this Plan shall be in an amount specified by the Participant, which amount shall not be less than $1,000 nor more than 50% of the nonforfeitable value of such Participant's Accounts; provided, however, that in no event may a Participant borrow more than $50,000, reduced by the excess, if any, of (A) the highest outstanding balance of loans during the one-year period ending on the day before the date on which such loan is made, over (B) the outstanding balance of loans on the date on which such loan is made.

               (iii) Any loan to a Participant under this Plan shall be made at an interest rate fixed by the Committee. The Committee shall ascertain a reasonable rate of interest each month, with respect to loans granted on the first day of the following month, which shall provide the Plan with a return commensurate with, and be determined on the basis of, the interest rates charged by commercial lending institutions for loans which would be made under similar circumstances.

                (iv) Any loan to a Participant under this Plan shall be adequately secured by up to 50% of the non-forfeitable value of the Participant's Accounts. In addition to said value of the Participant's Accounts, the Committee may require the Participant to post additional security if it believes such security is necessary or desirable in order to adequately secure the loan. If, because of a decrease in the value of the Participant's Accounts or for any other reason, the Committee believes the loan to be inadequately secured, it shall either require the Participant to post security in addition to the value of such Accounts or demand accelerated repayment of the loan. The types of security that may be required to be posted shall include, but not be limited to, certificates of deposit, stocks, short-term bonds and other short-term securities and their cash equivalents.

                  (v) Any loan to a Participant under this Plan shall contain such default provisions as may be determined appropriate by the Committee, including the provision that if an event of default occurs and is not cured within 30 days, the unpaid principal and accrued interest due under the loan shall be declared immediately payable in full and may be charged back against the Participant's Accounts as a distribution at the earliest time that the Participant is entitled to receive a distribution under this Plan. A failure to make a scheduled payment, or the filing of an application for a benefit distribution (other than a hardship withdrawal pursuant to Section 7.2) under this Plan, shall constitute events of default.

                 (vi) A Participant's Account may be charged with any direct administrative cost to the Plan of processing the loan application.

           (b) Allocation of Loans. The written instrument evidencing any loan made pursuant to this Section 7.1 shall be held by the Trustee for the benefit of the Participant to whom the loan was made and not for the Trust Fund as a whole, and the Participant's interest in each Investment Fund will be reduced by the portion of the loan amount (together with any administrative charge) that bears the same proportion to the total loan amount as the proportion of his interest in each such Investment Fund bears to his interest in all of the Investment Funds.

           (c) Aggregation of Loans. For purposes of determining whether the dollar limitations of Subsection 7.1(a) have been met, the Committee shall take into account the unpaid principal amount of any loans made to the Participant under the provisions of any employee benefit plan to which contributions have been made on his behalf by the Employer or an Affiliate.

           (d) Number of Outstanding Loans. A Participant may not borrow any amounts from his Accounts more than once during any Plan Year. A Participant may not have more than two outstanding loans at any time. A Participant may not borrow any amount from his Accounts and use the proceeds to repay a prior outstanding loan from the Trust.

           (e) Maximum Term of Loans. The Committee may not permit a Participant to borrow any part of the value of the Participant's accounts pursuant to this Section 7.1 unless the Participant is required, by the terms of the loan, to repay the amount borrowed within five years of the date of the loan. Notwithstanding the foregoing, if the Participant borrows from his Accounts under the provisions of this Section 7.1 and the proceeds of such loan will be used by the Participant to acquire any dwelling unit which, within a reasonable period of time, is to be used as a principal residence of the Participant, then the maximum term of the loan need not be restricted to five years and the loan shall be repaid within a reasonable period of time, as fixed by the Committee in the loan papers at the time the loan is made. At the time the loan is made, the Committee shall determine whether a dwelling unit will be used as a principal residence within a reasonable period of time.

           (f) Allocation of Payments. Each payment by the Participant to the Trustee in repayment of an outstanding loan shall be allocated to the portion of the Participant's Accounts invested in each Investment Fund in the same proportion as any Employer contributions on behalf of the Participant would be allocated to such Investment Fund.

           (g) Ametek Plan Loans. Participants' loans from the Ametek Plan that have not been satisfied or discharged by the Effective Date and that have been transferred or otherwise assigned to the Trust shall continue in full force and effect.

      7.2  Hardship Distribution.

           (a) General. As of the last day of any month, a Participant shall be entitled to receive a hardship distribution from his Deferral Election Account if he establishes, to the satisfaction of the Committee or as provided in Subsection (b) or Subsection
(c), that (i) he has a heavy and immediate financial need and (ii) the distribution is necessary to satisfy such financial need. In no event, however, shall the amount which is distributed to a Participant exceed the lesser of the amount required to meet such financial need, as determined by the Committee, or the aggregate amount of contributions made pursuant to the Participant's Deferral Elections and allocated to his Deferral Election Account (reduced by any prior distributions of such amounts). In order to make a withdrawal pursuant to this Section 7.2, the Participant shall complete such forms and comply with such administrative procedures as the Committee may establish from time to time. In administering the provisions of this Section 7.2, the Committee shall act in a uniform, non-discriminatory manner, and all Participants shall be treated similarly under similar circumstances.

           (b)  Immediate and Heavy Financial Need. For the purposes of this
Section 7.2, a need will be deemed to be an immediate and heavy financial need within the meaning of Subsection (a)(i) if it is for:

                  (i) The payment of medical expenses (within the meaning of Section 213(d) of the Code) previously incurred by the Participant, the Participant's spouse or the Participant's dependents or necessary for these persons to obtain medical care (within the meaning of Section 213(d) of the Code;

                 (ii) The purchase (excluding mortgage payments) of the Participant's principal residence;

                (iii) The payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse or the Participant's dependents; or

                 (iv) A payment to prevent eviction from, or foreclosure of a mortgage on, the Participant's principal residence.

           (c)  Distribution Deemed Necessary. For purposes of Subsection
(a)(ii), a distribution shall be treated as necessary to satisfy an immediate and heavy financial need of a Participant, if, and only if, the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans available to him under this Plan and any other plan maintained by the Company or any Affiliate. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. Notwithstanding the preceding sentence, if the obtaining of such loan would impair the Participant's ability to obtain additional funds from other sources which are necessary to satisfy the same financial need, the Participant may satisfy Subsection (a)(ii) by demonstrating to the Committee that he lacks other resources that are reasonably available to satisfy his heavy and immediate financial need.

          (d) Suspension and Limitation of Deferral Elections. A Participant who receives a hardship distribution pursuant to this Section 7.2 shall have his Deferral Elections suspended for a one year period commencing on the date of receipt of the hardship distribution, and the Participant's Deferral Election for the Plan Year following the Plan Year of the hardship distribution shall be limited to the amount described in Section 4.1(c)(i), as in effect for such following year, reduced by the amount of the Participant's Deferral Elections made for the Plan Year of the hardship distribution prior to the beginning of the one year suspension.


                                  ARTICLE VIII

                        COMMITTEE AND PLAN ADMINISTRATOR

     8.1 Committee-Authority. The Administrative Committee (the "Committee") shall have the authority to control and manage the operation and administration of this Plan (other than the authority to manage and control the assets of the Plan), except to the extent such powers have been allocated to the Trustee or a Plan Administrator, or delegated to any other person pursuant to the Plan or the Trust. The Committee and the Plan Administrator shall be "named fiduciaries" within the meaning of Section 402 of ERISA.

     8.2 Appointment. The Committee shall consist of at least three persons, all of whom shall be appointed by the Board of Directors, to serve at its pleasure. The members may, but need not be, officers or directors of the Company. If, at any time, there shall be fewer than three members, the Board of Directors shall appoint one or more new members so that there are at least three members. The appointment of a Committee member shall become effective upon delivery of his acceptance in writing of such appointment to the Company and to each other Committee member, if any, then acting under this Plan.

          8.3 Death, Resignation or Removal of Committee Member. A Committee member shall cease to be such upon his death, resignation, removal by the Board of Directors or being declared legally incompetent. Any Committee member may resign by notice in writing mailed or delivered to the Company and to the remaining member or members. Any one or all of the Committee members may be removed by the Board of Directors by delivery to the affected member or members, with copies to the other members then acting, of an instrument executed by the Company evidencing the action taken by the Board of Directors to remove such member or members.

          8.4 Written Notice of Appointment, Resignation or Removal. A copy of any instrument evidencing the acceptance of appointment, resignation or removal of a Committee member shall be filed with the records of this Plan and shall be deemed a part of this Plan.

          8.5 Action by Committee. Any and all acts may be taken and decisions may be made hereunder by a majority of the Committee members then acting, but if at any time only one Committee member shall be acting, actions may be taken and decisions made by the sole member. The Committee may make any decision or take any action at a meeting duly called and held, or by written documents signed by the minimum number of Committee members empowered to take action or make decisions at that time, as hereinabove provided. The members may delegate to each or any of their number authority to perform ministerial acts or to sign documents on behalf of the Committee, and a document so signed shall be conclusively presumed to be the action of the Committee.

          8.6 Employment of Agents. The Committee may enlist the services of such agents, representatives and advisers as they may deem advisable to assist them in the performance of their duties under this Plan, including, but not by way of limitation, custodial agents for the Trust Fund and attorneys and accountants.

          8.7 No Committee Member Compensation. The Committee Members shall serve without compensation, as such, but the reasonable expenses incurred by the Committee, including reasonable fees and expenses of custodial agents, attorneys, accountants and other advisers, shall be paid from the Trust Fund and shall be allocated between principal and income as the Committee may determine; provided, however, that the Company may, in its own discretion, pay all or part of such expenses.

          8.8 Committee Powers. The Committee shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary in order to enable it to discharge its responsibilities with respect to this Plan, including, but not by way of limitation, the following:

                        (i) To interpret and construe this Plan and to determine all questions arising under this Plan, other than those specifically reserved elsewhere herein for determination by the Company or the Plan Administrator, and to correct any defect or supply any omission or reconcile any inconsistency in this Plan in such manner and to such extent as they shall deem expedient to effectuate the purposes and intent of this plan;

                       (ii) To determine all questions of eligibility, status and rights of Participants and others hereunder;

                      (iii) To authorize and make, or cause to be made, payment of all benefits and expenses which become payable under this Plan; and

                       (iv) To adopt and to amend from time to time such by-laws and rules and regulations as they shall deem necessary for the administration of this Plan, which are not inconsistent with the terms and provisions of this Plan.

     8.9 Claims for Benefits. A Participant, Former Participant or Beneficiary shall file a claim for benefits with the Committee at the time and in the manner prescribed thereby; provided, however, that the Committee may, in its sole discretion, commence payment of a Participant's, Former Participant's or Beneficiary's benefits hereunder without requiring the filing of a claim therefor if the Committee has knowledge of such Participant's, Former Participant's or Beneficiary's whereabouts.

     8.10 Appeal Procedure for Denial of Benefits. The Committee shall provide adequate notice in writing to any Participant, Former Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan has been denied. Such notice must be sent within 90 days of the date the claim is received by the Committee unless special circumstances require an extension of time for processing the claim. Such extension shall not exceed 90 days and no extension shall be allowed unless, within the initial 90 day period, the Claimant is sent a notice of extension indicating the special circumstances requiring the extension and specifying a date by which the

Committee expects to render its final decision. The Committee's notice of denial to the Claimant shall set forth:

                 (i)  the specific reason or reasons for the denial;

                (ii) specific references to pertinent Plan provisions on which the Committee based its denial;

               (iii) a description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed;

                (iv)  a statement that the Claimant may:

                      (A) request a review upon written application to the Committee;

                      (B)  review pertinent Plan documents; and

                      (C)  submit issues and comments in writing; and

                 (v) the names of the Committee's delegate to whom the Claimant may forward his appeal.

          Any appeal that the Claimant wishes to make of the adverse determination must be made, in writing, to the Committee, within 60 days after receipt of the Committee's notice of denial of benefits. The Committee's notice must further advise the Claimant that his failure to appeal the action to the Committee in writing within the 60 day period will render the Committee's determination final, binding and conclusive. If the Claimant should appeal to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feel are pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period unfeasible, but in no event shall the Committee render a decision on an appeal from the denial of a claim for benefits later than 120 days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the date the extension period commences.

     8.11 Liability for Contributions. The Committee shall not be responsible for the determination or collection of any contributions which may be or become payable under this Plan.

     8.12 Plan Administrator. The Board of Directors may designate in writing the Committee, or a person, who may but need not be a Committee member, or a corporation which may but need not be the Company, to act as the Plan Administrator hereunder. The appointment of a Plan Administrator shall be effective upon delivery of written acceptance of such appointment to the Company and the Committee. The Board of Directors may from time to time revoke such designation by notice in writing mailed or delivered to the Plan Administrator, and the Plan Administrator may resign by notice in writing mailed or delivered to the Company. Any designation, acceptance, resignation or removal of the Plan Administrator shall be deemed a part of this Plan. The Company shall be the Plan Administrator unless a Plan Administrator has been appointed pursuant to this
Section 8.12. The Plan Administrator shall establish reasonable procedures to determine whether a domestic relations order is a Qualified Domestic Relations Order and for payments to be made pursuant to such Orders, and shall have those responsibilities assigned to the "plan administrator" by ERISA, the Code, any other applicable law, any regulations issued pursuant to any of the foregoing, and the provisions of this Plan.

     8.13 Compensation of Plan Administrator. Unless the Plan Administrator is a firm or corporation, the Plan Administrator shall serve without compensation; provided, however, that the reasonable expenses incurred by the Plan Administrator hereunder shall be paid from the Trust Fund except to the extent that the Company, in its own discretion, pays all or part of such expenses. If the Plan Administrator is a firm or corporation, its compensation shall be determined by written agreement between it and the Company and shall be paid from the Trust Fund unless the Company, in its own discretion, pays all or part of such compensation. If the Company is the Plan Administrator, it shall serve without compensation and shall bear its own expenses.

     8.14 Allocation of Duties. The Committee and the Plan Administrator may further allocate their fiduciary responsibilities with respect to this Plan among themselves, and may designate one or more other persons, firms or corporations to carry out such fiduciary responsibilities under this Plan. Any allocation or designation pursuant to this Section 8.14 shall be in writing and shall constitute a part of this Plan.

     8.15 Dispute as to Duties. In the event that any dispute shall arise as to any act to be performed by the Committee or the Plan Administrator, the Committee or the Plan Administrator, as the case may be, may postpone the performance of such act until final adjudication of such dispute shall have been made in a court of competent jurisdiction.

     8.16 Participation of Committee Members and Plan Administrator. No Committee member or Plan Administrator shall be precluded from becoming a Participant in this Plan, if he be otherwise eligible, but he shall not be entitled to vote or to act upon or to sign any document relating to his own participation in this Plan.

     8.17 Books and Records. The Committee shall maintain appropriate records of all actions taken. The Committee and the Plan Administrator shall submit, make available or deliver on request to governmental agencies or instrumentalities, the Company and other Employers, Participants, Former Participants, Beneficiaries and other persons entitled thereto such reports, documents or records as may be required by law, or as they may otherwise deem appropriate. The Company may, at any time, inspect the records of the Committee and the Plan Administrator.

     8.18 Fiduciary Standard. The Committee and the Plan Administrator shall exercise their powers in accordance with rules applicable alike to all similar cases, and they shall discharge all their powers and duties hereunder in accordance with the terms of this Plan, solely in the interests of Participants, Former Participants and Beneficiaries, and for the exclusive purpose of providing benefits to such persons, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

     8.19 Indemnification. To the extent permitted by law, the Company shall indemnify and save each Committee Member, each former Committee Member, the Plan Administrator and each former Plan Administrator if, while serving as such, he is or was an Employee (each such person being herein called an "Indemnitee"), and their respective heirs and legal representatives, harmless from and against any loss, cost or expense including reasonable attorneys' fees (collectively, "liability") which any such person may incur individually, jointly, or jointly and severally, arising out of or in connection with the administration of this Plan, including, without limitation of the foregoing, any liability which may arise out of or in connection with the management and control of the Trust Fund, unless such liability is determined to be due to willful breach of the Indemnitee's responsibilities under this Plan, under ERISA, or other applicable law.

                                  ARTICLE IX

                           INVESTMENT OF PLAN ASSETS

     9.1 Contributions Held in Trust. All contributions under this Plan shall be paid to the Trustee. The Trustee shall have the exclusive authority and discretion to accept such sums of money and such other property (including common stock of the Company) as shall from time to time be paid or delivered to it pursuant to this Plan and, except to the extent provided in Sections 9.2 and 9.3, to hold, invest, reinvest, and distribute the Trust Fund in accordance with the provisions of this Plan and the Trust.

     9.2 Investment of Contributions. The Committee shall cause to be maintained Investment Funds in which a Participant can elect to invest the amounts allocated to his Accounts. Such Investment Funds may, but need not, include a Fixed Income Fund, a Balanced Fund, an Equity Fund and a Ketema Common Stock Fund. A Participant may elect to have 100% of each of his Accounts invested in any of the Investment Funds, or he can elect to have portions of his Accounts (in increments of 5%) invested in two or more Investment Funds. At the time the Participant elects to make contributions to the Plan, he shall file an election with the Committee specifying the Investment Fund or Funds in which his Accounts will be invested. A Participant may change the Investment Fund or Funds in which his Deferral Amounts and Matching Contributions are invested or transfer funds from one Investment Fund to another at the beginning of each calendar quarter. The Participant can change his election by filing a written notice with the Committee at such time as the Committee may establish. Whenever amounts are to be transferred because of a change in the Participant's election, the Trustee or the Investment Manager, as the case may be, shall make such transfer as soon as is practicable after the effective date of such election, after taking into account the time reasonably necessary to establish the new value of the Participant's Accounts as of such date and without causing the Investment Fund from which such amounts are transferred to incur any extraordinary loss or penalty on account of the liquidation of its investments. The investment vehicles established by the Committee may include the following as well as such other investment vehicles as the Committee may designate from time to time.

          (a) Fixed Income Fund: The Trustee (or the Investment Manager, if applicable) shall invest and reinvest the assets of the Fixed Income Fund in guaranteed investment contracts, United States Treasury Bills or other obligations of the United States Treasury, obligations of Federal agencies, bankers' acceptances, certificates of deposit, savings bank deposits, commercial paper and other short-term, medium-term (up to five years to maturity) or demand obligations (secured or unsecured), whether issued by a governmental or quasi-governmental agency or corporation or by any firm or corporation (including banks, savings and loan associations and insurance companies), or in a collective short-term investment fund or money market fund maintained by the Trustee for the benefit of qualified retirement plans, or in part interests in each of the foregoing, the nature of which, in the opinion of the Trustee (or the Investment Manager, if applicable) will in a reasonable measure provide for the conservation of the assets invested and a current fixed rate of return;

          (b) Balanced Fund: The Trustee (or the Investment Manager, if applicable) shall invest and reinvest the assets of the Balanced Fund in equity securities, mutual funds, bonds, mortgages, notes, other fixed income securities, interests in pooled trust funds maintained by the Trustee and other investments in such proportions as the Trustee (or the Investment Manager, if applicable) shall deem appropriate to provide a balance of equity growth and income;

          (c) Equity Fund: The Trustee (or the Investment Manager, if applicable) shall invest and reinvest the assets of the Equity Fund in equity securities of any kind, including, but not limited to, common or preferred stock, with or without par value, warrants, debentures, options to purchase or sell stock, puts, calls, options on the increase or decrease in an index of prices of common stock, or in any mutual funds, partnerships, joint ventures, trusts or corporations, the principal business of which is to invest in equity securities or in part interests in the foregoing as the Trustee (or the Investment Manager, if applicable) shall deem appropriate;

          (d) Ketema Common Stock Fund: The Trustee shall maintain the assets of the Ketema Common Stock Fund in the common stock of the Company, par value $1.00 ("Ketema Common Stock"). Any dividends paid with respect to the Ketema Common Stock shall be reinvested in additional shares. Shares of Ketema Common Stock may be acquired from the Company, from other stockholders or on the open market; provided, however, that in no event shall the Trustee pay more than fair market value for Ketema Common Stock. To the extent that the Trustee purchases Ketema Common Stock other than on the open market, "fair market value" for a share of Ketema Common Stock for any day shall mean the closing sales price of a share of Ketema Common Stock on the American Stock Exchange on the trading day immediately preceding such date or such other amount as may be determined by the Committee by any fair and reasonable means. Notwithstanding any provision of the Plan or the Trust to the contrary, on all corporate matters requiring stockholder approval, each Participant who has part of his Accounts invested in the Ketema Common Stock Fund shall have the right to direct the Trustee how to vote any Ketema Common Stock allocated to his Accounts. Prior to the holding of any special or annual meeting of the Company's stockholders, the Committee shall distribute to each Participant all proxy materials and a proxy form of ballot on which the Participant can direct the Trustee as to the voting of shares of Ketema Common Stock allocated to his Accounts. Any and all fractional shares of Ketema Common Stock allocated to the Participant's Accounts shall be combined with other fractional shares of other Participants and shall be voted, to the extent possible, to reflect the direction of Participants holding such fractional shares. Shares of Ketema Common Stock for which no instructions are received shall be voted, for or against, by the Trustee in the same proportion as the shares for which the Trustee has received instructions from the Participants.

     9.3 Appointment of Investment Manager. The Board of Directors may, from time to time, appoint one or more Investment Managers to manage, invest and reinvest the Trust Fund, or such part or parts of the Trust Fund as is specified in such appointment. Any appointment made pursuant to this Section 9.4 may be revoked or modified by the Board of Directors at any time and a new appointment made hereunder.


                                   ARTICLE X

                  AMENDMENT, TERMINATION OR TRANSFER OF ASSETS

     10.1 Amendment or Termination. The Company may amend, terminate or suspend this Plan at any time or from time to time by an instrument in writing duly executed in the name of the Company and delivered to the Committee; provided, however, that:

                        (i) No amendment shall provide for the use of the assets of this Plan or any part thereof other then for the exclusive benefit of Participants, Former Participants and Beneficiaries;

                       (ii) No amendment shall deprive any Participant, Former Participant or Beneficiary of any of the benefits which are vested in him or to which he is entitled under this Plan by reason of the prior Years of Service, death, disability or termination of employment of such Participant or Former Participant; and

                      (iii) Without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Plan contained, this Plan may be amended at any time and from time to time in any respect so as to qualify this Plan as exempt pursuant to Sections 401(a) and 501(a) of the Code and like provisions of subsequent Revenue Acts, and to comply with the provisions of ERISA, regardless of whether any such amendment may change, alter or amend the relative benefits under this Plan of any Participant, Former Participant or Beneficiary.

     10.2 Termination of Plan. This Plan shall terminate, although the Trust Fund shall continue to be held by the Trustee for distribution in accordance with Section 10.3 or Section 12.9, as the case may be, if and when:

                        (i) it is declared terminated by a written instrument duly executed in the name of the Company and delivered to the Committee and Trustee; or

                       (ii) the Company is dissolved or liquidated or disposes of substantially all of its assets without provision for continuation of this Plan by any successor person, firm or corporation.

     10.3 Distribution of Assets. Upon termination of this Plan, other than under the circumstances set forth in Section 12.9, or complete discontinuance of contributions to this Plan, the proportionate interest of each Participant in the Trust Fund shall become nonforfeitable. Upon partial termination of this Plan, the nonforfeitable rights shall be applicable only to the portion of this Plan that is terminated. Except as otherwise provided by ERISA, there shall first be set aside amounts due to Former Participants which were not previously paid pursuant to the provisions of Article VI, and the amount to which any such Former Participant is entitled as hereinabove provided shall be paid to him or his duly designated Beneficiary, as the case may be. The proportionate interest of each Participant in the remaining assets of the Trust Fund shall then be determined in accordance with Sections 5.2 and 5.3 except that the value of such proportionate interest shall be determined as of the date of termination of this Plan. There shall be paid to each Participant or his duly designated Beneficiary, as the case may be, the benefit thus determined pursuant to this Section 10.3, plus his proportionate share of any earnings thereon, or less his proportionate share of any losses thereon, if applicable. Provision for the payment of benefits pursuant to this
Section 10.3 may be made at the direction of the Company, by continuing the Trust Fund in existence and making provision therefrom for benefit distributions in accordance with the terms of this Plan, by immediate and full distribution from the Trust Fund of Participants' Accounts, or by any combination thereof.

     10.4  Affiliates.

           (a) Adoption by Affiliates. Any Affiliate may, subject to the approval of the Company, adopt and become a party to this Plan by resolution of its Board of Directors, certified copies of which shall be delivered to the Company, the Committee, the Trustee and the Plan Administrator. The effective date of any such adoption shall be the first day of a calendar month as is fixed in the resolution of adoption.

           (b) Withdrawal by Affiliate. Any one or more of the Employers shall be entitled to withdraw from this Plan without the consent or approval of any one or more of the remaining Employers. Any Employer shall be deemed to have withdrawn from this Plan in the event it loses its corporate or other legal existence by dissolution or merger. In the event of such withdrawal from this Plan of an Employer while this Plan continues for any one or more of the other Employers, if the obligations hereunder of the withdrawing Employer are not assumed by any one or more of the remaining Employers, it shall be deemed that this Plan has been terminated with respect to such withdrawing Employer and in such event the Committee or the Trustee, as the case may be, shall perform the acts set forth in Section 10.3 with respect to the part of the Trust Fund representing the Accounts of the Participants or Former Participants employed by the withdrawing Employer; provided, however, that if any Participant of a withdrawing Employer is immediately employed by any other Employer then he shall continue as a Participant under this Plan.

     10.5 Amendment to Vesting Schedule. If any amendment changes the method for determining the nonforfeitable percentage of the value of a Participant's Accounts, the Committee shall give written notice thereof, within 60 days of the later of the date on which such amendment was adopted or became effective, to each Participant who has completed five or more Years of Service prior to the 60th day following the later of:

                        (i)  the date he receives notice of such amendment,

                       (ii)  the date the amendment is adopted, or

                      (iii)  the date the amendment becomes effective.

Such Participant may elect to have his nonforfeitable percentage determined without regard to the amendment by filing a written request with the Committee within 60 days of the later of the dates specified in clauses (i), (ii) and (iii) of this Section 10.5. Such election shall be irrevocable.

     10.6 Merger of Plan. This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant, Former Participant and Beneficiary, if the transferee plan were terminated immediately after such action, would be equal to or greater than the benefits to which he would have been entitled if this Plan had been terminated immediately before such action.


                                  ARTICLE XI

                                TOP HEAVY PLANS

     11.1 Definitions. For purposes of this Article XI, the following definitions shall apply unless the context clearly indicates otherwise:

           (a) "Determination Date" shall mean the last day of the preceding Plan Year, and, in the case of the first Plan Year, the last day of such Plan Year.

           (b) "Five Percent Owner" shall have the same meaning as set forth in Section 1.1(z), except that for purposes of this Subsection (b), Affiliates shall not be treated as a single employer, and a person's ownership interest in the Company or any Affiliate shall not be aggregated.

           (c) "Key Employee" shall mean an individual who is, or was, at any time during the five year period ending with the Determination Date:

                        (i) an Officer, but only if the Employee's Total Compensation exceeds 1.5 times the dollar limit set forth in Section 415(c)(1)(A) of the Code, as adjusted for increases in the cost-of-living;

                       (ii) a Top Ten Owner, but only if the Employee has at least a 0.5% ownership interest in the Employer and his Total Compensation exceeds the dollar limit set forth in Section 415(c)(1)(A) of the Code, as adjusted for increases in the cost-of-living;

                      (iii)  a Five Percent Owner;

                 (iv) A One Percent Owner whose Total Compensation from the Employer exceeds $150,000; or

                  (v)  the Beneficiary of any individual specified in clauses
                       (i) through (iv), above.

           (d) "Non-Key Employee" shall mean each Employee who is not a Key Employee.

           (e) "Officer" shall have the same meaning as set forth in Section 1.1(gg).

           (f) "One Percent Owner" shall have the same meaning as Five Percent Owner, except that 1% shall be substituted for 5%, wherever the latter term appears in Section 1.1(z).

           (g) "Aggregation Group" shall mean a group of plans consisting of all plans of the Company or any Affiliate in which one or more Key Employees are participants, whether or not such plans are terminated and whether or not such plans are sponsored by a corporation, and all other plans maintained by the Company or any Affiliate that enable any plan in which a Key Employee is a participant to comply with the coverage and nondiscrimination requirements of Sections 401(a)(4) and 410 of the Code, and all plans of the Company or any Affiliate which the Employer designates as part of the Aggregation Group, provided the resulting Aggregation Group meets the coverage and nondiscrimination requirements of Sections 401(a)(4) and 410 of the Code.

           (h) "Super Top-Heavy Plan" shall have the same meaning as "Top-Heavy Plan" except that, "90%" shall be substituted for "60%" wherever the latter phrase appears in Subsection (k).

           (i) "Top-Heavy Plan." This Plan shall be considered a Top-Heavy Plan for any Plan Year if, as of the Determination Date,

                  (i) the Plan is not part of an Aggregation Group and the value of the Accounts of the Key Employees participating in the Plan exceeds 60% of the aggregate value of the Accounts of all Participants in the Plan, or

                 (ii) the Plan is part of an Aggregation Group and the value of the accounts and the present value of the accrued benefits of the Key Employees participating in the Aggregation Group exceeds 60% of the value of the accounts and the present value of the accrued benefits of all Participants in the Aggregation Group, as computed in each case in accordance with Section 416 of the Code. The account balances or accrued benefits of any Participant or Former Participant shall not include any tax-free rollover (as described in Section 402(a)(5)(A) or Section 408(d)(3) of the Code) or plan-to-plan transfer which

                  (x) is made from the Plan (or, if applicable, from any plan which is part of the Aggregation Group) if the plan to which the tax-free rollover or plan-to-plan transfer is made is an employee benefit plan which is maintained by the Company or any Affiliate and the tax-free rollover or plan-to-plan transfer is not initiated by the Employee or

                  (y) is made to the Plan (or, if applicable, to any plan which is part of the Aggregation Group) if the plan from which the tax-free rollover or plan-to-plan transfer is made is an employee benefit plan not maintained by the Company or any Affiliate and the tax-free rollover or plan-to-plan transfer is initiated by the Employee.

The account balance or accrued benefit of any Participant or Former Participant shall include any distribution from the Plan (or, if applicable, from any plan which is part of the Aggregation Group) made to the Participant or Former Participant or his Beneficiary during the Plan Year ending with the Determination Date and any of the next four (4) preceding Plan Years. Solely for purposes of determining if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of a Non-Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company or any Affiliate, or if there is no such method, as if such benefit accrued not more rapidly than the shortest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code. For purposes of this Subsection (i), the accrued benefit of an individual who has not performed any service for the Employer maintaining the plan at any time during the five year period ending on the Determination Date will be excluded from the calculation to determine whether a plan is Top-Heavy.

           (j) "Top Ten Owner" shall mean one of the ten Employees owning, or considered as owning, within the meaning of Section 318 of the Code, the largest interest in the Employer. For purposes of this Subsection (j), if two Employees have the same ownership interest in the Employer, the Employee with the greater Total Compensation shall be considered as owning the larger interest in the Employer.

           (k) "Total Compensation" shall mean the Employee's "compensation" as defined in Section 5.8(f) of the Plan.

      11.2 Minimum Contributions. For each Plan Year during which the Plan is a Top-Heavy Plan, the amount of Employer contributions allocated to the Employer Contribution Account of each Non-Key Employee who has satisfied the eligibility requirements of Article II hereof, and who is still in the service of the Employer as of the last day of the Plan Year, shall be an amount at least equal to the lesser of:

             (i) 3% of the Non-Key Employee's Total Compensation for the Plan Year; or

            (ii) a percentage which is equal to the highest percentage of Total Compensation contributed by the Employer on behalf of any Key Employee.

The amount the Employer is required to contribute on behalf of each Non-Key Employee pursuant to this Section 11.2 shall be reduced by the amount of any Employer contribution made on behalf of such Non-Key Employee with respect to such Plan Year pursuant to the provisions of this Plan or any other defined contribution plan maintained by the Employer, provided that such Employer contribution is not a matching contribution as defined in Section 401(m)(4) of the Code.

           11.3 Coordination with Defined Benefit Plan . In the event that a Non-Key Employee who is entitled to receive a contribution under Section 11.2 is also entitled to receive a minimum benefit pursuant to Section 416 of the Code under a defined benefit pension plan maintained by the Employer, and the Non-Key Employee does not accrue a benefit under such defined benefit pension plan which, together with the Non-Key Employee's minimum contribution provided under
Section 11.2 hereof, satisfies the requirements of Section 416 of the Code, the amount of Employer Contributions allocated to the Employer Contribution Account of such Non-Key Employee shall equal the lesser of:

                 (i) 5% of the Non-Key Employee's Total Compensation for the Plan Year; or

                (ii) the percentage necessary in order that the Non-Key Employee receive the minimum combined benefits under this Plan and such defined benefit pension plan to which he is entitled under Section 416 of the Code.

Notwithstanding the foregoing, the amount allocated to the Employer Contribution Account of each Non-Key Employee shall be reduced by the amount of any Employer contribution made on behalf of such Non-Key Employee with respect to such Plan Year pursuant to Section 11.2 or any other provision of this Plan or any other defined contribution plan maintained by the Employer.

     11.4 Maximum Benefits. If, in any Limitation Year in which the Plan is a Top-Heavy Plan, a Participant also participates in one or more defined benefit plans maintained by the Employer or a Related Employer (as defined in Section 5.8(h)), then for purposes of Sections 5.8(c) and (d) respectively, the phrase "1.00" shall be substituted for the phrase "1.25" wherever the latter phrase appears. Notwithstanding the preceding, the provisions of this Section
11.4 shall not apply if the Plan is not a Super Top-Heavy Plan and the Employer contributes, on behalf of each Non-Key Employee who is entitled to receive a benefit under Section 11.2, an amount at least equal to 1% of the Participant's Total Compensation for the Plan Year. The amount contributed on behalf of each Non-Key Employee under this Section 11.4 shall be in addition to any contribution made on his behalf pursuant to Sections 11.2 or 11.3 hereof, whichever is applicable, but shall be reduced by the amount by which:

                 (i) any Employer contributions made on behalf of such Non-Key Employee with respect to such Plan Year under the provisions of this Plan or any other defined contribution plan maintained by the Employer, exceed

                (ii) the contributions made on his behalf under Sections 11.2 and 11.3 hereof.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 No Rights Implied. Nothing herein contained shall be deemed to give any Participant, Former Participant or Beneficiary an interest in any specific property of this Plan or of the Trust Fund or any interest other than his right to receive payment in accordance with the provisions of this Plan.

     12.2 Assignment and Alienation. The interest in this Plan of a Participant, Former Participant or Beneficiary shall not be subject to assignment or transfer or otherwise be alienable either by voluntary or involuntary act of such person, or by operation of law, nor shall it be subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process. If any Participant, Former Participant or Beneficiary shall attempt to or shall alienate, sell, transfer, pledge or otherwise encumber any amount to which he is or might become entitled, or if by reason of the bankruptcy or insolvency of any such person or the issuance of any garnishment, writ of execution or other court process, or other event happening at any time, any amount otherwise payable hereunder to such person should devolve upon anyone else or would not be enjoyed by him, the Committee, in its absolute discretion, may terminate such interest and may hold or apply it to or for the benefit of such Participant, Former Participant or Beneficiary, or as the case may be, the spouse, children or other dependents of such person, in such manner as the Committee may deem proper.

     12.3  Exclusive Benefit Rule.

          (a)  No Diversion of Trust Assets.  Anything contained in this
Plan to the contrary notwithstanding, it shall be impossible at any time for any part of the corpus or income of the Trust Fund or of any segregated share of the assets of this Plan to be used for or diverted to purposes other than for the exclusive benefit of Participants, Former Participants or Beneficiaries, and no part thereof shall ever revert to the Company or any of the Employers except as specifically provided in Section 12.3(b).

          (b) Exceptions. Notwithstanding Subsection (a), a contribution made by an Employer may be returned to the Employer if:

                (i)  the contribution is made by reason of a mistake of fact;

               (ii) the contribution is conditioned on its deductibility for Federal income tax purposes and such deduction is disallowed (but only to the extent the deduction for such contribution is disallowed);

provided, however, that such contribution may be returned only within one year of the discovery of the mistake of fact or the disallowance of the deduction for Federal income tax purposes, as the case may be.

     12.4 Exclusive Benefit. This Plan and Trust are created for the exclusive benefit of Participants, Former Participants and Beneficiaries and shall be interpreted in a manner consistent with its being qualified under
Section 401(a) of the Code and exempt under Section 501(a) of the Code.

     12.5 No Employment Contract. This Plan shall not be construed as creating any contract of employment between the Employer and any Employee; and the Employer shall have the same control over its employees as though this Plan had never been executed.

     12.6  Section 16(b) Compliance.  With respect to persons subject to
Section 16 ("Section 16 Insiders") of the Securities Exchange Act of 1934 (the "1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Plan Administrator fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Plan Administrator. The Plan Administrator is authorized to make such rules and regulations as it deems appropriate to assure that Section 16 Insiders comply with Section 16 of the 1934 Act.

     12.7 Fiduciaries. Any person or group of persons may serve in more than one fiduciary capacity with respect to this Plan.

     12.8 Incapacity. In the event that the Committee finds that any Participant, Former Participant or Beneficiary is unable to care for his affairs due to illness or accident, any payments due to such Participant, Former Participant or Beneficiary under this Plan may be made to his duly appointed legal representative. The Committee may, in its discretion, make such payments to a child, parent or spouse of such Participant, Former Participant or Beneficiary, or to any other person with whom he resides or who is charged with his care. Any payments or payments so made shall be in complete discharge of the liability under this Plan thereof.

     12.9 Governing Law. This Plan shall be construed according to the laws of the State of Colorado, where it is made and where it shall be enforced, except to the extent such laws have been superseded by ERISA.

      12.10 Initial Qualification . Notwithstanding anything to the contrary in this Plan contained, the contributions made by the Company and the other Employers to the Trust Fund prior to the Plan's having been granted an Internal Revenue Service ruling that it initially constitutes a qualified employees' profit sharing plan as defined in Section 401(a) of the Code and that the Trust Fund is exempt from Federal income tax pursuant to Section 501(a) of the Code, shall upon written demand made by the Company upon the Trustee be refunded by the Trustee to the Company and the other Employers if the within Plan is denied such Internal Revenue Service ruling and such amounts shall be paid to the Participants after the Employer has deducted all applicable taxes. Upon issuance of such ruling, this Section 12.9 shall become ineffective and be considered deleted from this Plan.

      12.11 Effective Date of Restatement . Except as provided below, this restatement of the Plan is effective as of July 1, 1993. Participants shall be permitted to retain in their Accounts any investments in the Ametek Common Stock Fund and the Insurance Contracts (as those terms were defined in the Plan prior to this restatement) until June 30, 1994. After that date, the Ametek Common Stock Fund and the Insurance Contracts shall no longer be Investment Funds under the Plan.

      IN WITNESS WHEREOF, Ketema, Inc. has caused these presents to be executed by its duly authorized officer this 4th day of June, 1993.


ATTEST:                         KETEMA, INC.



By                                By
   ----------------------------      ----------------------------
    Assistant  Secretary                    Vice President



(SEAL)